UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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                             MAGICJACK VOCALTEC LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGICJACK VOCALTEC LTD.
19 Hartom Street, Binat Building 5th Floor
Har Hotzvim, Jerusalem 9777518, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

We will hold the annual general meeting of shareholders of magicJack VocalTec Ltd. (the “Company”) at the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, 39th Floor, Tel Aviv 67021 at 10:00 a.m. Israel time on April 23, 2014, or at any adjournments thereof (the “Meeting”).

The agenda for the Meeting is as follows:

1.
To approve the re-election of Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento to serve as directors of the Company until the next annual general meeting of shareholders to be held in 2015 and until their successors have been duly elected and qualified;

2.	To approve the re-election of Ms. Tal Yaron-Eldar to serve as an external director of the Company for a term of three years in accordance with the provisions of the Israeli Companies Law;

3.	To approve the grant of 7,000 restricted units to Mr. Donald A. Burns and Mr. Richard Harris under the terms of the 2013 Stock Incentive Plan;

4.	To approve the grant of 7,000 restricted units to Ms. Tal Yaron-Eldar and Mr. Yoseph Dauber under the terms of the 2013 Israeli Stock Incentive Plan;

5.	To approve the grant of options and cash compensation to Dr. Yuen Wah Sing in connection with his service as President of Tiger Jet Network, Inc., a wholly owned subsidiary of the Company;

6.	To amend the Company's 2013 Stock Incentive Plan to increase the number of ordinary shares available for awards and amend the term of options granted under the plan;

7.	To amend the Company's 2013 Israeli Stock Incentive Plan to increase the number of ordinary shares available for awards and amend the term of options granted under the plan;

8.
To approve and ratify the purchase of a directors and officers liability insurance policy and approve its renewal or the purchase of new directors and officers liability insurance for an additional four years;

9.
To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public auditor for the year ending December 31, 2014 and authorize the Company’s Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services; and

10.	To transact such other business as may come properly before the Meeting or any adjournments thereof.

These proposals are described more fully in the attached proxy statement, which we urge you to read in its entirety.

Only shareholders of record at the close of business on March 14, 2014 will be entitled to attend and vote at the Meeting.  This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about March 19, 2014.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you intend to attend the Meeting in person, please take the time to vote your shares by completing, signing and promptly mailing the enclosed proxy card to us in the enclosed, postage-paid envelope.  If you attend the Meeting, you may vote in person, whether or not you have already executed and returned your proxy card.  You may revoke your proxy card not later than two (2) hours prior to the scheduled time of the Meeting or at the Meeting itself if you attend the Meeting.  If you revoke your proxy, you may only vote by attending the Meeting in person.  If you have any questions, please feel free to call Mr. Jose Gordo, the Company’s Chief Financial Officer, at (561) 749-2255.

 By Order of the Board of Directors,

MAGICJACK VOCALTEC LTD.

Gerald Vento

Chief Executive Officer & President

March 19, 2014

MAGICJACK VOCALTEC LTD.
19 Hartom Street, Binat Building 5th Floor
Har Hotzvim, Jerusalem 9777518, Israel

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to the holders of ordinary shares, no par value, of magicJack VocalTec Ltd., a company organized under the laws of the State of Israel (referred to as “we,” “us” or the “Company”), in connection with the solicitation by the Company’s board of directors (the “Board”) of proxies for use at the Company’s annual general meeting of shareholders or any adjournment thereof (the “Meeting”).  The Meeting will be held on April 23, 2014 at 10:00 a.m. Israel time at the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, 39th Floor, Tel Aviv 67021.

At the Meeting, you will be requested to approve the following matters:

1.
To approve the re-election of Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento to serve as directors of the Company until the next annual general meeting of shareholders to be held in 2015 and until their successors have been duly elected and qualified;

2.	To approve the re-election of Ms. Tal Yaron-Eldar to serve as an external director of the Company for a term of three years in accordance with the provisions of the Israeli Companies Law.

3.	To approve the grant of 7,000 restricted units to Mr. Donald A. Burns and Mr. Richard Harris under the terms of the 2013 Stock Incentive Plan;

4.	To approve the grant of 7,000 restricted units to Ms. Tal Yaron-Eldar and Mr. Yoseph Dauber under the terms of the 2013 Israeli Stock Incentive Plan;

5.	To approve the grant of options and cash compensation to Dr. Yuen Wah Sing in connection with his service as President of Tiger Jet Network, Inc., a wholly owned subsidiary of the Company;

6.	To amend the Company's 2013 Stock Incentive Plan to increase the number of ordinary shares available for awards and amend the term of options granted under the plan;

7.	To amend the Company's 2013 Israeli Stock Incentive Plan to increase the number of ordinary shares available for awards and amend the term of options granted under the plan;

8.
To approve and ratify the purchase of a directors and officers liability insurance policy and approve its renewal or the purchase of new directors and officers liability insurance for an additional four years;

9.
To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public auditor for the year ending December 31, 2014 and authorize the Company’s Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services; and

10.	To transact such other business as may come properly before the Meeting or any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT.

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Meeting is necessary for the approval of each Proposal.  In addition, the approval of Proposals 2 and 4 are also subject the fulfillment of one of the following additional voting requirements; (i) the majority of the shares that are voted at the Meeting in favor of the relevant proposal, excluding abstentions, include at least a majority of the votes of shareholders who are not controlling shareholders and do not have a personal interest in the  proposal (excluding personal interest that is not due to a relationship with the controlling shareholder) or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the proposal does not exceed two percent of the aggregate voting rights in the Company.  The approval of Proposal 8 is also subject to the fulfillment of one of the following additional voting requirements:  (i) the majority of the shares that are voted at the Meeting in favor of the relevant proposal, excluding abstentions, include at least a majority of the votes of shareholders who are not controlling shareholders and do not have a personal interest in the proposal or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the proposal does not exceed two percent of the aggregate voting rights in the Company.

Under the Companies Law, a personal interest means a personal interest of a person in an act or transaction of a company, including: (i)  a personal interest of that person’s relative; or (ii) a personal interest of another entity in which that person or his or her relative holds 5% or more of such entity’s issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest. A personal interest resulting merely from holding the Company’s shares will not be deemed a personal interest. If you do not state whether you have personal interest your shares will not be voted for Items 2, 4 and 8.

 Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes and will not be treated as either a vote “for” or “against” a proposal.  Under Israeli law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Only Proposal 9 (ratification of the reappointment of the independent public auditor) is considered a routine matter on which brokers will be entitled to vote without instructions from the beneficial owner.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

The Board is soliciting proxies for use at the Meeting.  A form of proxy card for use at the Meeting is attached.  The completed proxy card should be mailed to the Company in the pre-addressed envelope provided and should be received by the Company not less than two (2) hours before the time fixed for the Meeting.  Upon the receipt of a properly executed proxy card in the form enclosed, the persons named as proxies in the proxy card will vote the ordinary shares covered by the proxy in accordance with the directions of the shareholder executing the proxy. In the absence of instructions, the persons named as proxies intend to vote the ordinary shares covered by the proxy cards IN FAVOR of each proposal.  You may revoke the authority granted by your execution of proxies at any time until two (2) hours before the Meeting (a) by presenting to the Company at its registered office proof of your identity as it appears on the proxy and withdrawing the proxy or (b) at the Meeting itself, in which case you may only vote your shares by attending the Meeting in person and voting at the Meeting. Any shareholder that holds, as of the record date set for determining the shareholders entitled to notice of and to vote at the Meeting, either (i) five percent (5%) or more of the total voting rights in the Company, or (ii) five percent (5%) or more of the total voting rights in the Company held by all shareholders that are not control persons, may, directly or through a representative after the Meeting is held, review, at the Company’s registered office, all proxies received by the Company with respect to the Meeting.

Only shareholders of record at the close of business on March 14, 2014 will be entitled to vote at the Meeting.  Proxies are being mailed to shareholders on or about March 19, 2014 and will be solicited mainly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation, may solicit proxies by telephone, fax or other personal contact.  We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and other custodians for forwarding to their respective principals.  We will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of ordinary shares.  You may vote shares directly held in your name in person at the Meeting.  If you want to vote in person at the Meeting shares held in street name, you must request a legal proxy from the broker, bank or other nominee that holds the shares, and must present such legal proxy at the Meeting.

On March 14, 2014, the Company had outstanding 17,826,595 ordinary shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting.  Two (2) or more shareholders, present in person or by proxy and holding shares conferring in the aggregate more than thirty three and one third percent (33.33%) of the voting power of the Company, will constitute a quorum at the Meeting.  Abstentions may be specified on all proposals.  Abstentions will be counted as present for purposes of determining a quorum and will not be counted as voting on the proposal in question.  Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum.  If a quorum is not present within thirty (30) minutes from the time appointed for the Meeting, the Meeting will be adjourned to the same day in the following week, at the same time and place, or to such day and at such time and place as  the Chairman of the Meeting may determine.  At such adjourned Meeting, two (2) or more members, present in person or by proxy and holding shares conferring in the aggregate more than thirty three and one third percent (33.33%) of the voting power of the Company, will constitute a quorum.

If you wish to express your position on an agenda item for the Meeting, you may do so by submitting a written position statement to the Company’s offices, c/o Chief Financial Officer, at 19 Hartom Street, Binat Building 5th Floor, Har Hotzvim, Jerusalem 9777518, Israel. Position statements should be submitted to the Company no later than March 24, 2014.

Shareholder Proposals

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual general meeting of shareholders by submitting their proposals in writing to our Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2015 annual general meeting of shareholders, our Secretary must receive the written proposal at our principal executive offices no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.  Proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: magicJack VocalTec Ltd., 19 Hartom Street, Binat Building 5th Floor, Har Hotzvim, Jerusalem 9777518, Israel, Attn: Secretary.

Our Amended and Restated Articles of Association also establish an advance notice procedure for shareholders holding at least one percent (1%) of the voting rights in the issued share capital of the Company who wish to include a subject in the agenda of an annual general meeting of shareholders in the future. Any such request must be in writing, must include all information related to subject matter and the reason that such subject is proposed to be brought before the annual general meeting and must be signed by the shareholder or shareholders making such request. In addition, subject to the Israeli Companies Law, as amended (the “Companies Law”) and the provisions of Article 39, the Board may include such subject in the agenda of an annual general meeting only if the request has been delivered to the Secretary of the Company not later than sixty (60) days and not more than one hundred and twenty (120) days prior to the annual general meeting in which the subject is to be considered by the shareholders of the Company. Each such request shall also set forth: (a) the name and address of the shareholder making the request; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; and (d) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board may, in its discretion to the extent it deems necessary, request that the shareholders making the request provide additional information necessary so as to include a subject in the agenda of an annual general meeting, as the Board may reasonably require.

Nomination of Director Candidates

You may also propose director candidates for consideration by our Board if you hold at least one percent (1%) of the outstanding voting power in the Company.  For additional information regarding shareholder recommendations for director candidates, see “Meetings and Committees of the Board — Nominating Committee and Director Nominating Process.”

This proxy statement provides you with detailed information about the matters on which you are requested to vote your shares. In addition, you may obtain information about the Company from documents filed with the United States Securities and Exchange Commission (“SEC”). We encourage you to read the entire proxy statement carefully.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders To Be Held on April 23, 2014:  This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 are available at www.ir@vocaltec.com.  If you would like to obtain directions to be able to attend the Meeting in person, please call the Company’s Chief Financial Officer, at 561-749-2255.

PROPOSAL 1

APPOINTMENT OF DIRECTORS

Our Amended and Restated Articles of Association provides that the Board will consist of not less than two (2) nor more than eleven (11) directors.  The Board presently consists of six (6) members, four (4) of whom are not considered external directors under the Companies Law. The expiration dates of the terms of office of our directors who are not considered external directors are as follows:

•
Donald A. Burns, Richard Harris, Dr. Yuen Wah Sing and Gerald Vento— at the annual general meeting of the Company’s shareholders to be held in 2014 (at which time they may be re-appointed as directors).

In the event that one or more vacancies is created in the Board, including without limitation a situation in which the number of directors is less than the maximum number permitted under the Amended and Restated Articles of Association, the continuing directors may appoint directors to temporarily fill any such vacancy, provided, however, that if the number of directors is less than four (4), they may only act in (i) an emergency; or (ii) to fill the office of director which has become vacant; or (iii) in order to call a general meeting of the Company for the purpose of electing directors to fill any or all vacancies, so that at least four (4) directors are in office as a result of said meeting. Notwithstanding the foregoing, in the event of the vacancy of an external director, the Company shall elect a new external director or take such other action as required under the Companies Law.

Nominees for Election at the Meeting

Five of our six current directors, Donald A. Burns, Richard Harris, Dr. Yuen Wah Sing, Gerald Vento and Tal Yaron-Eldar, have been nominated for election at the Meeting. Tal Yaron-Eldar is currently an external director of the Company. The term of office for an external director is a three-year term in accordance with the provisions of the Companies Law.

Directors (except for external directors) are elected at the annual general meeting or an extraordinary meeting of the Company by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. The nominees for election have agreed to serve if elected, and management and the Board have no reason to believe that the nominees will be unable to serve. There are no family relationships among any of the Company’s directors, the director nominees, or executive officers.  Each of the nominees has attested to the Board and the Company that he or she meets all the requirements in connection with the election of directors under the Companies Law, per the statement in the form attached hereto as Appendix A.  The names of the nominees of the non-external directors, their ages, and certain other information are set forth below:

DONALD A. BURNS, 50, was appointed to the Board on December 17, 2010, and has served as Chairman of the Board since January 1, 2013. Mr. Burns served as President of YMax from March 2007 to February 2008, Director of YMax from March 2007 to June 2009 and Chairman of the Board of Directors of YMax from February 2008 to June 2009. In 1993, Mr. Burns founded Telco Communications Group, Inc., a telecommunications company, and its Dial & Save subsidiaries, and served as the Chief Executive Officer and Vice Chairman until the company was sold to Excel Telecommunications, Inc. in 1997. Mr. Burns is the Founder and President of The Donald A. Burns Foundation, Inc. Mr. Burns attended the University of Maryland.  Mr. Burns qualifications for our Board include his leadership skills and years of experience working in the telecommunications industry.

RICHARD HARRIS, 66, was appointed to the Board on March 26, 2013.  Mr. Harris is founder and president of Harris & Associates, a nineteen-year-old consulting firm specializing in financial, operational and strategic consulting services to start-up and high growth telecommunications and technology firms. Mr. Harris’ experience includes strategic planning, capital formation, corporate valuations, litigation support and expert testimony. He has served as CFO for Independent Wireless One; as VP operations, finance and administration for Horizon Cellular Telephone Company; as VP and CFO for Metrophone Cellular Communications Company; as CFO for Nobel Learning Centers; as Controller for Harrah’s Atlantic City and as audit manager for Coopers and Lybrand.  He has served on the Board of Directors and as Chairman of the finance Committee of Amtrol Inc. since 2007. Mr. Harris holds an MBA in Finance from the Wharton School in Philadelphia, a BS in Accounting from the Pennsylvania State University and has CPA licenses in Pennsylvania and New Jersey.  Mr. Harris contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his consulting work in the telecommunications industry and his experience as a CFO in public companies.

DR. YUEN WAH SING, 59, was appointed to the Board upon the consummation of the 2010 business combination between VocalTec Communications Ltd. (“VocalTec”) and YMax Corporation (“YMax”) on July 16, 2010. Dr. Sing has been the President of TigerJet Network, Inc. (“TigerJet”), currently a wholly owned subsidiary of YMax, since June 2008. Dr. Sing brings more than 30 years of semiconductor and VoIP communication industry experience to the Company. He has served as a director of YMax since 2008 and as its Chairman since October 2009. Prior to its acquisition by YMax in 2008, from 1998 to 2008, Dr. Sing founded and was the Chief Executive Officer of TigerJet. Prior to founding TigerJet, Dr. Sing was the founder of 8x8 Inc./Packet 8, a video conferencing and VoIP company and served as Executive Vice President and Vice Chairman from 1987 to 1997. Dr. Sing received a PhD and MS degree in electrical engineering from the University of California, Berkeley.  We believe these experiences, qualifications, attributes and skills, particularly in the telecommunications industry, qualify him to serve as a member of our Board.

GERALD VENTO, 66, was appointed to the Board upon the consummation of the 2010 business combination between VocalTec and YMax on July 16, 2010. Mr. Vento has served as a director of YMax since 2008, and served as Chairman of the Board from April 2012 through December 2012. Effective January 1, 2013, Mr. Vento was appointed to serve as President and Chief Executive Officer of the Company. Mr. Vento previously served as the CEO and Executive Chairman of Velocity Express, LLC, a privately held transportation and logistics company from 2009 to 2012. Mr. Vento served as the CEO and Executive Chairman of Westec Intelligent Surveillance, a privately held video surveillance security company, from 2004 through 2009, and continued to serve as a director of Westec through 2012. From 1996 to 2002, Mr. Vento served as the Chief Executive Officer of TelCorp PCS Inc. From 1993 to 1995, he served as the Vice Chairman and Chief Executive Officer of Sprint Spectrum/American PCS, L.P., where he oversaw the development of the first PCS network in the United States. Mr. Vento contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his extensive business growth experience and prior work in the telecommunications industry.

It is proposed that the following resolution be adopted at the Meeting:

 “RESOLVED, that the appointment of Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento as directors of the Company until the next annual general meeting of shareholders to beheld in 2015 in accordance with the Companies Law, is hereby approved. ”

The Board recommends a vote “FOR” each of the nominees named in Proposal 1.

The affirmative vote of the holders of a simple majority of the voting power represented the Meeting in person or by proxy and voting on this matter is necessary to approve this resolution.

PROPOSAL 2

APPOINTMENT OF EXTERNAL DIRECTOR

“External Director” is a term defined under the Companies Law.  To qualify as an external director, an individual must meet various independence requirements, including that such individual may not have, and may not have had at any time during the previous two years, any “affiliation” (as defined in the Companies Law) with the company or with certain of its affiliates. In addition, no individual may serve as an external director if the individual’s position or other activities create or may create a conflict of interest with his or her role as an external director. The expiration dates of the terms of office of our external directors are as follows:

•	External Director: Tal Yaron-Eldar, whose three-year term expires at the 2014 annual general meeting of the Company’s shareholders (at which time she may be re-appointed as a director).

•	External Director: Yoseph Dauber, who was re-elected for his office as an external director in August 2012, is serving a three-year term.

Nominees for Election at the Meeting

Five of our current six directors, Donald A. Burns, Richard Harris, Yuen Wah Sing, Gerald Vento and Tal Yaron-Eldar, have been nominated for election at the Meeting. Tal Yaron-Eldar is currently an external director of the Company. The term of office is a three-year term in accordance with the provisions of the Companies Law.

The name of the nominee and certain other information are set forth below:

TAL YARON-ELDAR, 50, was appointed to the Board in April 2011. Since January 2004, she has served as the Chief Executive Officer of Arazim Investment Company, a publicly traded real estate investment company. She was a partner with the law firm Cohen, Yaron-Eldar & Co. from July 2004 to March 2007, when she became a partner with the law firm of Tadmor & Co. Ms. Yaron-Eldar has also served in a variety of public positions, including Chief Legal Advisor of the Customs and V.A.T. Department of the Finance Ministry of the State of Israel from 1998 to 2001 and as the Commissioner of Income Tax and Real Property Tax Authority of the State of Israel from 2002 to 2004. She currently serves as a director of Rosetta Genomics Ltd., a biotech company traded on Nasdaq; Alliance Ltd., a tire manufacturing company traded on the Tel Aviv Stock Exchange; Meditechnika Ltd., a medical appliances company traded on the Tel Aviv Stock Exchange; and Juno Capital. Ms. Yaron-Eldar holds an MBA, specializing in finance, and an LLB from Tel Aviv University, and is a member of the Israeli Bar Association.  She contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her legal, tax and finance experience.  In addition, under Israeli law, we are required to appoint at least two directors who satisfy the criteria for external directors as defined in the Companies Law, and Ms. Yaron-Eldar satisfies these criteria.

Director Not Standing For Election Whose Term Does Not Expire in 2014

The member of the Board whose term does not expire at the Meeting and who is not standing for election at the Meeting is set forth below:

YOSEPH DAUBER, 78, was appointed to the Board in August 2006. In August 2012, Mr. Dauber was appointed for a third three-year term as an external director. Mr. Dauber has served as a director of NICE Systems Ltd. since April 2002. Mr. Dauber also serves on the board of directors of S. Shlomo Holdings Ltd. and Delek Group. Mr. Dauber is currently the Chairman of Kcps Manof Fund. Until January 2009, Mr. Dauber served as a director of Clal Insurance Holdings Company. From September 2003 and until November 2008 he served on the board of directors of Bank Hapoalim. Mr. Dauber joined Bank Hapoalim in 1973. On July 1988 he became a member of the Board of Management of Bank Hapoalim. Beginning 2001 until June 2002, he was Deputy Chairman of the Board of Management and joint Managing Director of Bank Hapoalim. From 2002 to 2003, he served as Chairman of the Israel Maritime Bank Ltd. Mr. Dauber has also served on the board of directors of Lodzia Rotex Ltd. and Afcon Industries Ltd. Mr. Dauber holds a Bachelor’s degree in Economics and Statistics from the Hebrew University in Jerusalem and a Masters degree in Law from Bar Ilan University.  Mr. Dauber contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his board experience and his background in management, economics and law.  In addition, under Israeli law, we are required to appoint at least two directors who satisfy the criteria for external directors as defined in the Companies Law, and Mr. Dauber satisfies these criteria.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the reappointment of Ms. Tal Yaron-Eldar as an external director of the Company for a three-year term in accordance with the Companies Law, is hereby approved.”

The Board recommends a vote “FOR” the nominee named in Proposal 2.

The affirmative vote of the holders of a simple majority of the votes cast in person or by proxy at the Meeting is required to approve this resolution, provided that one of the following is satisfied:  (i) the majority of the shares voted at the Meeting in favor of the proposal, excluding abstentions, includes at least a majority of the votes of shareholders who are not controlling shareholders and have no personal interest in the  proposal (excluding personal interest not due to a relationship with the controlling shareholder) or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the proposal does not exceed two percent of the aggregate voting rights in the Company.

Corporate Governance

Director Independence

The Board makes an annual determination of independence as to each board member under the current standards for “independence” established by the NASDAQ Global Market (“NASDAQ”). On March 12, 2014, the Board determined that all of its directors, except Gerald Vento and Dr. Yuen Wah Sing, are independent under these standards.

Shareholder Communications with the Board

We provide a process by which our shareholders may send communications to the Board, any committee of the Board, the non-management directors or any particular director. Shareholders can contact our non-management directors by sending such communications to the attention of the Secretary, c/o magicJack Vocaltec Ltd., 19 Hartom Street, Binat Building 5th Floor, Har Hotzvim, Jerusalem 9777518, Israel or at www.vocaltec.com.  Shareholders wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to the same address. The Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of the Board (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, executive officers, and other employees. A copy of our code of ethics is available on the Company’s Internet Website: http://www.vocaltec.com under the “Corporate” tab.  Amendments to and waivers from the code of ethics, as applicable, will be disclosed on the Company’s website.

Board Leadership Structure

Our Amended and Restated Articles of Association does not contain a policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined, with this decision being made by the Board based on the best interests of the Company considering the circumstances at the time. In addition, the Companies Law provides that the Chief Executive Officer may not also serve as the Chairman of the Board unless the term does not exceed three years and such appointment is approved by the company shareholders in which (i) the majority includes at least two-thirds of votes of non-controlling shareholders and who do not have a personal interest in the approval or (ii) the total number of votes against the approval among the shareholders described in clause (i) does not exceed two percent (2%) of the voting rights in the company.  Currently, the offices of the Chairman of the Board and the Chief Executive Officer are held by two different people.  The Chairman of the Board is Donald Burns, while our Chief Executive Officer is Gerald Vento.  The Board believes that its independent, non-management directors, which currently make up four (4) of six (6) directors, provide a range of strong and independent views and opinions and sufficiently balance the governance needs of the Company. In addition, the Company’s non-management directors meet in periodic executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices

Day-to-day management of risk is the direct responsibility of the Company’s Chief Executive Officer and the senior leadership team. The Board has oversight responsibility for managing risk at the Company, focusing on the adequacy of the Company’s risk management and risk mitigation processes. The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. In addition to the discussion of risk at the Board level in connection with these strategic and operational areas, the Board’s standing committees also focus on risk exposure as part of their on-going responsibilities. As such, our Audit Committee focuses on oversight of financial risks relating to the Company, including financial reporting and disclosure risks.

Meetings and Committees of the Board

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board and applicable committee meetings. The Board met in person or by conference calls 12 times during the fiscal year ended December 31, 2013. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2013.

The Board has not adopted a policy with respect to Board members’ attendance at annual meetings of shareholders.  One director attended last year’s annual meeting.

The Committees

The Board has the following standing committees: (1) Audit Committee, (2) Compensation Committee and (3) Nominating Committee.  The composition of the committees for fiscal year 2013 is presented below. The Board has affirmatively determined that each director who currently serves on the Audit, Compensation and Nominating Committees is independent, as the term is defined by applicable NASDAQ and SEC rules.

Audit Committee

Under the Companies Law, the board of directors of any publicly traded company must also appoint an audit committee, comprised of at least three directors, including all of the external directors, but excluding: the chairman of the board of directors, any controlling shareholder or a relative of a controlling shareholder (as defined below), any director employed by the company or by its controlling shareholder or by an entity controlled by the controlling shareholder, any director who regularly provides services to the company or to its controlling shareholder or to an entity controlled by the controlling shareholder, and any director who derives most of its income from the controlling shareholder.

Under the Companies Law, a controlling shareholder is someone who has the ability to direct the activities of the company (other than due to a position in the company), including a shareholder who holds 25% or more of the voting rights in a public company if there is no other shareholder holding more than 25% of the voting rights at such time. There is a presumption that a shareholder that holds more than 50% of the voting rights in a public company is deemed to be a controlling shareholder.

In addition, the Companies Law requires that a majority of the audit committee members be “independent directors”. An “independent director” is defined under the Companies Law as an external director or a director who meets the following conditions and who is appointed or classified as such according to the Companies Law: (i) the conditions for his or her appointment as an external director (as described above) are satisfied and the audit committee approves the director having satisfied such conditions; and (ii) he or she has not served as a director of the company for over nine consecutive years with any interruption of up to two years of his or her service not being deemed a disruption to the continuity of his or her service. An independent director is entitled to compensation and reimbursement of expenses similar to such entitlement of an external director.

The purpose of our Audit Committee is to provide assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the oversight of the quality and integrity of the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries as well as complying with the legal requirements under Israeli law, the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. The following are examples of functions within the authority of the Audit Committee:

•	To recommend to the Board and the shareholders the appointment, termination and approval of the compensation of, and oversee, the Company's independent auditor.

•	To communicate on a regular basis with the Company’s outside auditors and review their operation and remuneration.

•	To discuss with management and the Company's independent auditor significant risks or exposures and assess the steps management has taken to minimize such risks to the Company; and

•
To decide whether to approve acts or transactions involving directors, executive officers, controlling shareholders and third parties in which directors, executive officers or controlling shareholders have an interest.

Our Audit Committee may not approve an action or a transaction with an office holder –or a controlling shareholder or an entity in which either of them has a personal interest unless at the time of approval the two external directors are serving as members of the Audit Committee and at least one of the external directors is present at the meeting in which an approval is granted.

As of the date hereof, our Audit Committee is comprised of Yoseph Dauber, Tal Yaron-Eldar and Richard Harris. The audit committee met in person or by conference call five times during the fiscal year ended December 31, 2013.  Our Board has determined that Tal Yaron-Eldar qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K. A copy of the Audit Committee Charter is available on the Company’s Internet Website: http://www.vocaltec.com under the “Corporate” tab.

Compensation Committee

Under the Companies Law, the board of directors of any publicly traded company must also appoint a compensation committee, comprised of at least three directors, including all of the external directors, whom must comprise the majority of the compensation committee, but excluding: the chairman of the board of directors, any controlling shareholder or a relative of a controlling shareholder, any director employed by the company or by its controlling shareholder or by an entity controlled by the controlling shareholder, any director who regularly provides services to the company or to its controlling shareholder or to an entity controlled by the controlling shareholder, and any director who derives most of his or her income from the controlling shareholder. The remaining members of the compensation committee must be directors who qualify to serve as members of the compensation committee under the Companies Law, the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market.

As of the date hereof, our Compensation Committee is comprised of Tal Yaron-Eldar, Richard Harris, and Yoseph Dauber.  The Compensation Committee has been appointed to recommend to our Board the compensation paid to our executive officers. The Compensation Committee has adopted a written charter. . A copy of the Compensation Committee Charter is available on the Company’s Internet Website: http://www.vocaltec.com under the “Corporate” tab. Please see “Compensation Discussion and Analysis” for discussion about our processes and procedures for the consideration and determination of executive and director compensation, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and information regarding the Company’s use of compensation consultants. The Compensation Committee met in person or by conference call six times during the fiscal year ended December 31, 2013

Nominating Committee and Director Nominating Process

As of the date hereof, our Nominating Committee is comprised of Donald A. Burns, Yoseph Dauber and Tal Yaron-Eldar.

Nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder holding at least one percent (1%) of the outstanding voting power in the Company. However, and without limitation of Section 63 of the Companies Law, any such shareholder may nominate one or more persons for election as a director at a general meeting only if a written notice of such shareholder’s intent to make such nomination or nominations has been given to the Secretary of the Company not later than (i) with respect to an election to be held at an annual general meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at an extraordinary general meeting of shareholders for the election of directors, at least ninety (90) days prior to the date of such meeting. Each such notice shall set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•
the consent of each nominee to serve as a director of the Company if so elected and a declaration signed by each of the nominees declaring that there is no limitation under the Companies Law for the appointment of such a nominee and that all the information that is required under the Companies Law to be provided to the Company in connection with such an appointment has been provided.

The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The Nominating Committee does not have a charter.  It evaluates all aspects of a candidate’s qualifications in the context of the needs of the Company with a view to creating a Board with a diversity of experience and perspectives.  The same evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.  Among a candidate’s qualifications and skills considered important are personal and professional integrity, ethics, and values; a commitment to representing the long-term interests of shareholders; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience and/or academic expertise in the Company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; and practical and mature business judgment. The Nominating Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but there is no formal policy regarding Board diversity.

Special Committee to Negotiate with Daniel Borislow

At its meeting on September 23, 2013, the Board formed a Special Committee consisting of independent directors, Richard Harris and Tal Yaron-Eldar.  The Special Committee was formed for the purpose of negotiating an agreement with Daniel Borislow concerning his future relationship with the Company.  The Special Committee ultimately negotiated an Omnibus Agreement between the Company and Mr. Borislow which was executed on November 5, 2013, along with a letter agreement providing for the negotiation of an agreement between the Company and a company controlled by Mr. Borislow through which Mr. Borislow’s company would provide customer care services to the Company on terms consistent with competitive practices in the industry.  The letter agreement provided that, if the Company and Mr. Borislow could not agree to terms by December 20, 2013, negotiations would terminate and the Company would pay Mr. Borislow a single one-time payment of $1.5 million.  The Company and Mr. Borislow did not reach terms by December 20, 2013 and the Company made the $1.5 million payment per the terms of the letter agreement.

Following the execution of the Ominbus Agreement by the Company and Mr. Borislow, disputes arose regarding the agreement.  The Board extended the charter of the Special Committee through the first quarter of 2014 to attempt to amicably resolve those disputes with Mr. Borislow.

Certain Relationships and Related Transactions

On January 2, 2013, a subsidiary of the Company entered into a Lease Agreement with Fast Transport, LLC, a limited liability company owned by Daniel Borislow, the Company’s former Chief Executive Officer.  During the original lease term, which ends on December 31, 2014, rent of $8,000 per month is payable.  There is also an option to renew for one year, at rent of $8,800 per month.

Other than as described above, in our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our ordinary shares or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Approval of Related Party Transactions Under Israeli Law

Under the Companies Law, an engagement by the Company with an officer who is not a director or the chief executive officer regarding his or her service and terms of employment, including an undertaking to indemnify, exculpate or insure such officer, must be approved by the Compensation Committee and the Board, provided that the compensation is approved in accordance with the Company’s compensation policy to be adopted under the Companies Law. If the engagement is not in accordance with the Company’s compensation policy, approval of the engagement by the shareholders  requires a Special Majority  In special cases, the Compensation Committee and the Board may decide to adopt the terms of such an engagement despite the objection of the shareholders, so long as such decision is based on detailed reasons and after discussing again such engagement and reexamining it in light of the shareholder objection.

An engagement with the chief executive officer of the Company regarding his or her service and terms of employment must be approved by our Compensation Committee, our Board of Directors, and by a Special Majority. In special cases, the compensation of the chief executive officer may be approved without shareholder approval if the candidate for chief executive officer is independent and the compensation committee determines, on the basis of detailed reasons, that convening a shareholder meeting to approve the engagement will frustrate the engagement, but only if the engagement complies with the compensation policy to be adopted under the Companies Law.

For all other transactions between an officer and the Company, the Companies Law requires audit committee approval followed by board of director approval if the transaction is deemed to be extraordinary, and only board of director approval if the transaction is not deemed to be extraordinary. Under the Companies Law, an “extraordinary transaction” is a transaction:

•	other than in the ordinary course of business;
•	that is not on market terms; or
•	that is likely to have a material impact on a company’s profitability, assets or liabilities.

Under the Companies Law, an engagement by the Company with a director  regarding the terms of service as a director and other positions of employment (if employed) requires the approval of the compensation committee, the board of directors and a regular majority of the shareholders, provided that such terms of employment are in accordance with the Company’s compensation policy. Such an engagement that is not in accordance with the Company’s compensation policy may be obtained in special cases but only if approved by a Special Majority.

A person who has a personal interest in the approval of a transaction that is submitted to approval of the audit committee or the board of directors generally may not be present during the deliberations and shall not take part in the voting of the audit committee or of the board of directors on such transaction. However, such person may be present at the meeting for the purpose of presenting the transaction if the chairman of the board of directors or the chairman of the audit committee, as the case may be, has determined that the presence of such director is required for presenting the transaction. Notwithstanding the above, a director may be present at a deliberation of the audit committee and the board of directors and may take part in the voting, if the majority of the members of the audit committee or the board of directors, as the case may be, have a personal interest in the approval of the transaction, in which case the transaction shall also require the approval of the shareholders of the company.

In addition, under the Companies Law, extraordinary transactions of a public company with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of engagement of the company, directly or indirectly, with a controlling shareholder or his or her relative regarding the receipt by the company of services from the controlling shareholder, require the approval of the audit committee (or the compensation committee, if the engagement is related to the terms of service and employment), the board of directors and a Special Majority, in that order. In addition, any such extraordinary transaction with a term of more than three years requires the abovementioned approval every three years unless, with respect to transactions not involving the receipt of services or compensation, the audit committee determines that a longer term is reasonable under the circumstances.

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding individual and company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

The goals of our executive officer compensation program are to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus, and equity compensation designed to align management’s incentives with the long-term interests of our shareholders. In addition, we provide our named executive officers with benefits that are generally available to all employees of the Company. Compensation paid to our executive officers is made on a discretionary basis by our Board following approval by the Compensation Committee. In addition, shareholders must approve certain executive compensation, as described in more detail below.

Our Named Executive Officers in 2013 were Gerald Vento, Chief Executive Officer, President and Director; Peter Russo, Chief Financial Officer and Treasurer through May 10, 2013; Jose Gordo, Chief Financial Officer since May 10, 2013; Timothy R. McDonald, Chief Operating Officer since December 13, 2013; and Dr. Yuen Wah Sing, President of Tiger Jet Network, Inc., a subsidiary of the Company, and Director.

As of January 1, 2011, we ceased to be a foreign private issuer, and we are no longer permitted to follow home country corporate governance practices in lieu of those followed by U.S. companies under the listing standards of NASDAQ. In connection with this transition to domestic issuer status, we have appointed a Compensation Committee consisting of independent members to recommend executive compensation to our Board.

Setting Executive Compensation

At the 2013 annual general meeting of shareholders held on July 3, 2013, our shareholders approved the compensation policy that we submitted to the shareholders for their approval (the "Compensation Policy").  Under Amendment No. 20 to the Companies Law which came into effect in December 2012, public companies were required to adopt a compensation policy with respect to the terms of service and employment of their directors and officers no later than September 2013.  The Companies Law requires that a compensation policy be reviewed and re-approved every three years.

Amendment No. 20 to the Companies Law provides that the compensation policy shall be based, among others, on promoting the company’s objectives, its work plan and long term strategy, creating appropriate incentives for the company’s directors and officers, considering, among others, the risk management of the company, the company’s size and nature of its operations and, with respect to terms of service and employment that include non-fixed compensation, the contribution of the director or officer to achievement of corporate goals and increased profits, all with a long term view and taking into account the officer’s position.

The Compensation Policy includes both long term and short term compensation elements and is to be reviewed from time to time by the Company’s Compensation Committee and Board as required by the Companies Law.  In general, the compensation package for officers will be examined while taking into consideration, amongst others, the following parameters: (i) the education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer; (ii) the officer’s position, the scope of his responsibility and previous wage agreements that were signed with him; (iii) the officer’s contribution to the Company’s business, profits and stability; (iv) the degree of responsibility imposed on the officer; and (v) the Company’s need to retain officers who have skills, know-how or unique expertise. Additionally, prior to the approval of a compensation package for an officer, the Company will conduct a wage survey that compares and analyzes the level and cost of the compensation package offered to an officer of the Company with the compensation packages offered to officers in similar positions in other companies of the same type and/or financial structure. The surveys are to be conducted internally or through an external consultant recommended by the Compensation Committee.

As provided in the Compensation Policy, the Company is entitled to grant to officers (to all or part of them) a compensation package which may include a base salary, commissions, annual cash bonus and share-based compensation, or any combination thereof, and additional standard benefits.

An engagement with an officer who is not a director or the chief executive officer regarding his or her service and terms of employment must be approved by the Compensation Committee and the Board, provided that the compensation is approved in accordance with the Company’s Compensation Policy.  Other approval requirements apply if the engagement is not in accordance with the Company’s Compensation Policy. An engagement with the Chief Executive Officer regarding his or her service and terms of employment must be approved by our Compensation Committee, our Board of Directors, and by a Special Majority of our shareholders. In special cases, the compensation of the Chief Executive Officer may be approved without shareholder approval.  Arrangements between the Company and a director as to the terms of his office or regarding compensation for non-directorial duties requires the approval of the Compensation Committee, Board and shareholders.

During 2013, the Compensation Committee selected and directly retained the services of Pay Governance, an independent compensation consulting firm, to provide a wage survey in accordance with the requirements of our Compensation Policy, prior to the approval of the compensation package of our new Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. In conducting its review, Pay Governance was at times required to work with our management in order to obtain compensation information and data to perform its tasks. Other than as described above, Pay Governance was not asked to perform any other services for us. The Compensation Committee reviewed the independence of Pay Governance in light of new SEC rules and NASDAQ listing standards regarding compensation consultants and concluded that Pay Governance's work for the Compensation Committee during 2013 did not raise any conflict of interest and Pay Governance is independent. The Compensation Committee paid Pay Governance a total of $58,912 in 2013 related to its executive compensation analysis for the Company.

2013 Surveys for Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

As a first step, Pay Governance developed a Peer Group for the purpose of comparing and analyzing the level and cost of the compensation package to be offered to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer considering companies of similar size, as measured by trailing twelve months revenue, market capitalization and enterprise value, that operated in the same or complimentary industries, specifically telecommunications services, mobile services and solutions, cloud-based services, content-delivery network services and communications services.

The peer group companies approved by the Compensation Committee are as follows:

•	8x8 Inc.

•	Boingo Wireless, Inc.

•	Brightcove, Inc.

•	inContact, Inc.

•	Iridium Communications Inc.

•	j2 Global, Inc.

•	Limelight Networks, Inc.

•	ORBCOMM, Inc.

•	Premiere Global Services, Inc.

•	RigNet

•	ShoreTel, Inc.

•	Synacor, Inc.

•	Towerstream Corporation

•	Vonage Holdings Corporation

When making decisions regarding the compensation package for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, the Compensation Committee considered the data and analyses prepared by Pay Governance that included the appropriateness of: (i) the amount of base salary, (ii) the annual incentive bonus potential and the performance metrics for achieving such bonus, (iii) the existence and amount of a signing bonus, (iv) the mix and vesting schedule for equity compensation, and (v) market practice with respect to other employment terms, with respect to each of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer compared to that of the peer group companies listed above.  The peer group data was collected from Equilar and proxy filings reflecting the most recently disclosed compensation.

PayGovernance reviewed with the Compensation Committee its analysis of the (1) base salaries, (2) bonus, (3) total cash compensation (salary plus annual bonus opportunity), (4) long-term incentive (“LTI”) awards and (4) total direct compensation (“TDC”) (salary plus annual bonus opportunity plus value of LTI payable to each NEO) to the 25th percentile, the 50th percentile and 75th percentile target opportunity of the peer group. The Compensation Committee used this peer group data to obtain a general understanding of current compensation practices consistent with our Compensation Policy, ensure that it was acting in an informed and responsible manner and to make sure our executive compensation program is competitive. The Compensation Committee did not seek to set any elements of compensation at a specific percentile of the relevant peer group but, it did want to understand and be cognizant of the divergence of any of the compensation elements from the 25th percentile, 50th percentile and 75th percentile.

Compensation Program

The primary components of the executive compensation program of our Company consist of base salary, discretionary bonuses, grants of ordinary shares, and health benefits.

Base Salary

In accordance with our Compensation Policy, the base salary of a new officer in the Company will be determined based on the parameters set forth in the Compensation Policy and discussed above.  The Compensation Committee and the Board may update the base salary of the officers (other than (i) officers who are controlling shareholders or their relatives or other officers’ compensation in which the controlling shareholder has a personal interest and (ii) officers who serve as directors) consistent with the terms of the Compensation Policy including the parameters specified above, provided that the Compensation Committee alone may approve an amendment to an officer’s base salary that does not increase such base salary by more than fifteen percent (15%).

Mr. Vento’s base salary in 2013 for his service as Chief Executive Officer of the Company, was $500,000. Dr. Sing received a base salary of $158,124 in 2013 for his service as President of TigerJet Network, Inc. Mr. Gordo’s base salary for 2013 for his service as Chief Financial Officer of the Company was $325,000, and he received payment of $208,125 in 2013, which represents the pro rata portion of base salary for his services beginning May 10, 2013.  Mr. McDonald’s base salary for 2013 for his service as Chief Operating Officer of the Company was $350,000, and he received payment of $15,929 in 2013, which represents the pro rata portion of base salary for his services beginning December 13, 2013.  Prior to leaving the Company, Mr. Russo’s base salary was $200,000, and he received $72,821 pro rated for his services ending on May 10, 2013.  We believe we provided the above executive officers with a level of base salary that recognized appropriately each individual officer’s scope of responsibility, role in the organization, experience, contributions to the success of our Company and the results of the peer group survey conducted by PayGovernance in the case of Messrs. Vento, Gordo and McDonald.

Signing Bonus

Under our Compensation Policy, we may grant a signing bonus to an officer, which may not exceed the officer’s initial annual base salary and will be subject to the limitations in the Compensation Policy.  A signing bonus will not be considered in calculating the maximum amount of the bonus (described below) payable to an officer following his initial year of employment.

Both as an inducement to retaining the services of Messrs. Vento, Gordo and McDonald and in recognition of certain unique circumstances regarding opportunity costs and foregone compensation at prior employers, the Compensation Committee determined to award Mr. Vento a signing bonus of $500,000, Mr. Gordo a signing bonus of $325,000 and Mr. McDonald a signing bonus of $350,000.

Annual Cash Incentive Bonus

Under the terms of our Compensation Policy, our annual cash bonus will be based mainly (at least 80%) on measurable criteria, and, with respect to its less significant part (up to 20%), at the Board and management’s discretion, based on non-measurable criteria.  Measurable criteria may include financial targets, meeting sales and marketing objectives, productivity indices and growth in the volume of activity, cost savings, implementation and promotion of planned projects, promoting strategic targets, promoting innovation in the Company and/or success in raising capital.

The remaining portion of the annual cash bonus (not exceeding 20% of the annual cash bonus) will be determined according to non-measurable criteria, such as the contribution of the officer to the Company’s business, its profitability and stability, the need for the Company to retain an officer with skills, know-how, or unique expertise, the responsibility imposed on the officer, changes that occurred in the responsibility imposed on the officer during the year, satisfaction with the officer’s performance, assessing the officer’s ability to work in coordination and cooperation with other employees of the Company, the officer’s contribution to appropriate control environment and ethical environment and such other elements as recommended by the Compensation Committee and approved by the Board.

Based on our Compensation Policy and the peer group survey, the Compensation Committee established the following annual bonus structure for each of Messrs. Vento, Gordo and McDonald under the terms of their employment agreements.

Executive	Target Annual Bonus	Bonus Milestones:		Bonus Payout Levels
Gerald Vento	$500,000	●	50% based on meeting at least 80% and up to 120% of target revenue for the year	●	Revenue: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
		●	50% based on meeting at least 80% and up to 120% of target EBITDA for the year	●	EBITDA: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
Jose Gordo	$150,000	●	50% based on meeting at least 80% and up to 120% of target revenue for the year	●	Revenue: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
		●	50% based on meeting at least 80% and up to 120% of target EBITDA for the year	●	EBITDA: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
Timothy R. McDonald	$150,000	●	50% based on meeting at least 80% and up to 120% of target revenue for the year	●	Revenue: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
		●	50% based on meeting at least 80% and up to 120% of target EBITDA for the year	●	EBITDA: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.

For bonus purposes, fiscal 2013 net revenues of $143.5 million were 88.5% of the 2013 target of $162.1 million and calculated EBITDA of $52.3 million was 90.6% of the target of $57.7 million.  Based on the achievement of the target range, Mr. Vento and Mr. Gordo earned $329,375 and $98, 813 for 2013, respectively, which is approximately 66% of their target bonus amounts.

Mr. Russo did not receive an annual cash bonus for the year ended December 31, 2013 as a result of his stepping down as Chief Financial Officer effective May 10, 2013.  Dr. Yuen Wah Sing earned $31,625 in annual bonus for the year ended December 31, 2013.

Sales Commissions

Under our Compensation Policy, we may pay our officers, sale and other commissions based on a pre-determined commission plan, which commissions will be considered part of the officer's aggregate compensation package subject to limitations in the Compensation Policy.  None of our executive officers received commissions for the year ended December 31, 2013.

Grants of Restricted Stock and Ordinary Share Options

Equity compensation consists of periodic grants of restricted stock and options exercisable for ordinary shares to certain of our executives under our magicJack VocalTec Ltd. 2013 Stock Incentive Plan and our magicJack VocalTec Ltd. 2013 Israeli Stock Incentive Plan (together the “2013 Plans”), to provide additional incentive to work to maximize long-term total return to shareholders. Award levels are determined based on market data and may vary among participants based on their positions within the Company, assessment of job performance, and other factors, including the terms of their employment agreements with the Company.  A committee appointed by the Board is specified to act as the plan administrator.  In 2013, our Board of Directors administered the plan directly and not through a committee.

On July 3, 2013 stock holders approved an award to Mr. Vento of 80,266 shares of restricted stock and 722,782 ordinary share options for accepting the position of Chief Executive Officer.  Additionally, on July 3, 2013, stock holders approved an award to Mr. Gordo of 52,356 shares of restricted stock and 39,880 ordinary share options for services performed for the Company prior to his appointment as Chief Financial Officer as well as 27,635 shares of restricted stock and 256,151 ordinary share options for accepting the position of Chief Financial Officer. On December 13, 2013, Mr. McDonald was awarded 24,410 shares of restricted stock and 255,794 ordinary share options for accepting the position of Chief Operating Officer.

Benefits

We provide various employee benefit programs to our executive officers, including: (i) medical and dental insurance benefits for our U.S. based employees, and (ii) a defined contribution retirement plan for our Israeli employees. These benefits are generally available to all full-time employees of our Company based on their location.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our executive officers for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)			(i)	(j)

Gerald Vento
Chief Executive Officer, President and Director	2013 2012 2011	500,000 45,330 —	500,000 — —	1,157,436 — —	5,929,952 — —	329,375 — —	— — —	8,416,763 45,350 —

Jose Gordo
Chief Financial Officer	2013 2012 2011	208,125 — —	325,000 — —	1,153,470 — —	2,274,827 — —	98,813 — —	— — —	4,060,235 — —

Dr. Yuen Wah Sing
President - TigerJet, Director	2013 2012 2011	158,124 158,124 158,124	— — —	— — —	— — —	31,625 — —	5,966(3) 1,604 (3) 7,232 (3)	195,715 159,728 165,356

Timothy McDonald
Chief Operating Officer	2013 2012 2011	15,929 — —	350,000 — —	300,000 — —	1,322,018 — —	— — —	— — —	1,987,947 — —

Peter Russo
Former Chief Financial Officer and Treasurer (4)	2013 2012 2011	72,821 200,000 153,429	— — —	— 424,994 254,150	— — —	— 175,006 144,350	979,361(5) 6,455 (5) 151,331 (5)	1,052,182 806,455 703,260

(1)	The amounts in this column represent signing bonuses paid to Messrs. Vento, Gordo and McDonald during the year ended December 31, 2013 for accepting executive officer positions with the Company.
(2)
The amounts in these columns reflect the aggregate grant date fair value of the stock awards and option awards computed based on the closing adjusted price as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock-based Compensation.” For additional information, see notes [12] and [13] to the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	Dr. Sing received $5,966, $1,604, and $7,232 in health-related benefits in 2013, 2012 and 2011, respectively.
(4)	Mr. Russo resigned as Chief Financial Officer and Treasurer of the Company, effective May 10, 2013.
(5)
Mr. Russo received $145,771 in payroll-related tax gross-up related to the 2011 stock award and $4,047, $6,455 and $5,560 in health-related benefits in 2013, 2012 and 2011, respectively. Additionally, Mr. Russo received $750,000 in severance, $48,000 for accrued and unpaid vacation and $177,314 for consulting services during 2013.

2013 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2013.

								All Other	All Other
								Stock	Option
					Estimated Future			Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts Under			Payouts Under			Number of	Number of	or Base	Fair Value
			Non-Equity		Equity Incentive Plan			Shares of	Securities	Price of	of Stock
		Incentive Plan Awards(3)			Awards			Stock or	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name(1)	Date(2)	($)	($)	($)	($)	($)	($)	(#)(4)	(#)(4)	($/Sh)	($)(5)

Gerald Vento	7/3/2013	175,000	500,000	1,000,000	—	—	—	80,266	722,782	14.95	7,087,388

Jose Gordo	7/3/2013	52,500	150,000	300,000	—	—	—	79,991	296,031	17.63	3,428,297

Dr. Yuen Wah Sing	—	—	—	—	—	—	—	—	—	—	—

Timothy McDonald	12/13/2013	—	—	—	—	—	—	24,410	255,794	12.29	1,622,018

Peter Russo	—	—	—	—	—	—	—	—	—	—	—

(1)	No plan-based awards were granted to Dr. Yuen Wah Sing or Mr. Russo for the year ended December 31, 2013.
(2)	The grant dates refer to the date that the stock awards and option awards were granted to the named executive officers.
(3)
This column reflects the threshold, target and maximum amounts that our named executive officers were eligible to receive under our annual performance bonus awards with respect to fiscal year 2013. For a description of how these amounts have been calculated, please see “Compensation Discussion and Analysis - Annual Cash Incentive Bonus". For information on the amounts that our named executive officers actually received under our annual performance bonus awards for 2013, please see the Non-Equity Incentive Compensation column of the Summary Compensation table above.

(4)	The restricted stock awards and option awards for Mr. Gordo and Mr. Vento vest 1/3rd on each of December 31, 2013, 2014 and 2015. The awards for Mr. McDonald vest 1/3rd annually on the grant date.
(5)
The amounts in this column reflect the aggregate grant date fair value of the stock awards and option awards computed based on the closing adjusted price as of the grant date in accordance with ASC Topic 718, "Stock-based Compensation."  For additional information, see notes [12] and [13] to the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Outstanding Equity Awards and Stock Vesting

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by our named executive officers as of December 31, 2013.

	Option Awards					Stock Awards

	Number of	Number of				Number of	Market Value
	Securities	Securities				Shares or	of Shares
	Underlying	Underlying				Units of	or Units
	Unexercised	Unexercised		Option		Stock That	of Stock
	Options	Options		Exercise	Option	Have Not	That Have
	(#)	(#)		Price	Expiration	Vested	Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)(4)	($)(5)
Gerald Vento	240,928	481,854	(1)	14.95	07/02/2018	53,511	637,316

Jose Gordo	98,677	197,354	(2)	17.63	07/02/2018	79,991	952,693

Dr. Yen Wah Sing	—	—		—	—	—	—

Timothy McDonald	—	255,794	(3)	12.29	12/12/2018	24,410	290,723

Peter Russo	—	—		—	—	—	—
__
(1)	These remaining unvested stock options are scheduled to vest in two equal 50% increments on December 31, 2014 and December 31, 2015.

(2)
These remaining unvested stock options are scheduled to vest in two equal 50% increments on December 31, 2014 and December 31, 2015.  In addition, the stock must have a market value equal to or greater than $16.29 per share or vesting is suspended until price is achieved.

(3)	These remaining unvested stock options are scheduled to vest in one-third annual increments beginning July 1, 2014.

(4)
Restricted stock vesting  All shares in this column consist of restricted stock awards. The shares of restricted stock granted to Mr. Vento vest equally in two remaining increments on December 31, 2014 and December 31, 2015.  Mr. Gordo’s restricted stock awards vest 1/3 at December 31, in each of 2013, 2014 and 2015, however 52,356 shares related to pre-employment services have a restriction on vesting based on the Company’s stock price reaching certain targets, these targets were not met so the first 1/3 of Mr. Gordo’s shares under this grant did not vest.  If the stock price target is met, the first third of these shares will vest prospectively. The shares of restricted stock granted to Mr. McDonald vest in one-third annual increments on July 1, 2014, July 1, 2015 and July 1, 2016.

(5)	Amounts in this column have been calculated using an assumed stock price of $11.91, the closing price of our ordinary shares on December 31, 2013, the last business day of our fiscal year 2013.

STOCK VESTED

The following table sets forth certain information regarding the vesting of shares of our restricted stock for each of our named executives during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gerald Vento	26,756	318,664
Jose Gordo	9,211	109,703

(1)
The aggregate dollar amount realized by the named executive officer upon the vesting of shares of our restricted stock was computed by multiplying the number of shares of our restricted stock that vested by the market value of the underlying shares on the vesting date..

Pension Benefits and Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us, neither do any of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Agreements and Potential Payments Upon Termination or Change of Control

Vento Agreement

On April 2, 2013, the Company entered into a definitive employment agreement and compensation arrangements with Gerald Vento (the "Vento Agreement"), in connection with his services as Chief Executive Officer and President of the Company.  Under the terms of the Vento Agreement, Mr. Vento’s compensation was retroactive to January 1, 2013 to coincide with Mr. Vento’s start date as Chief Executive Officer.

The term of employment is for three (3) years, beginning on January 1, 2013. Mr. Vento is paid an annual base salary of $500,000, subject to review each calendar year and possible increases in the sole discretion of the Board. Mr. Vento also received a signing bonus of $500,000. For each fiscal year of employment during which the Company employs Mr. Vento, he shall be eligible to receive a bonus based on the Company meeting certain performance criteria. Mr. Vento’s target annual bonus equals his annual base salary (the “Target Annual Bonus”). The annual bonus ranges from thirty-five percent (35%) to two hundred percent (200%) of the Target Annual Bonus. The annual bonus formula and performance criteria for each fiscal year is based: (i) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target revenue for the fiscal year; and (ii) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target EBITDA for the fiscal year.

Except as described below, Mr. Vento will only be entitled to receive an Annual Bonus if he is employed by the Company pursuant to the Vento Agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

Mr. Vento was granted stock options to purchase 722,782 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant (the “Options”).  In addition, Mr. Vento was granted 80,266 restricted shares (the “Restricted Stock”). The Options and Restricted Stock are to vest as follows: 1/3 of the Options and Restricted Stock will vest on December 31, 2013, December 31, 2014 and December 31, 2015, subject to Mr. Vento’s continued employment by the Company. In the event that Mr. Vento’s employment is terminated by the Company without “Cause” or by Mr. Vento for “Good Reason” (as such terms are defined in Mr. Vento’s Stock Option Agreement), Mr. Vento will be credited with service through the date that is three (3) months after the termination date (the “Final Vesting Date”), and the Restricted Stock and Options will vest on a pro-rata basis through the Final Vesting Date. By way of example only, if Mr. Vento’s employment is terminated by the Company without Cause or by Mr. Vento for Good Reason on June 1, 2014, he will be credited with service through August 30, 2014, and 20/36th of the Restricted Stock and Options will be vested, representing (a) (i) 17 months of employment (through May 31, 2014), plus (ii) an additional three months, divided by (b) the 36 month vesting schedule.  In addition, all unvested Options and Restricted Stock in the Company will immediately become one hundred percent (100%) vested upon a Change of Control (as defined in the Vento Agreement). The Options will expire immediately upon termination of Mr. Vento’s employment for Cause, and ninety (90) days after termination of Mr. Vento’s employment for any reason other than Cause. The Restricted Stock and any shares purchased through exercise of the Options will be subject to sale restrictions for the term of the Agreement, as more particularly set forth in the agreements granting those equity interests.

Either Mr. Vento or the Company may terminate Mr. Vento’s employment under the Vento agreement for any reason upon not less than thirty (30) days prior written notice.

(i) Upon termination of Mr. Vento’s employment prior to a Change in Control by Mr. Vento for Good Reason or by the Company without Cause (as defined in the Vento Agreement, Mr. Vento will be entitled to a termination payment equal to one (1) times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(ii) Upon termination of Mr. Vento’s employment by the resignation of Mr. Vento for Good Reason or the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraph below, Mr. Vento will be due no further compensation other than what is due and owing through the effective date of Mr. Vento’s resignation or termination (including any Annual Bonus that may be due and payable to Mr. Vento);

(iii) If upon or within six months subsequent to a Change of Control, Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause, Mr. Vento will be entitled to and paid a termination payment equal to three (3) times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(iv) If Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. Vento will receive an additional payment equal to the difference between (i) the change of control termination payment described in clause (iii)  and (ii) any termination payment previously provided to Mr. Vento as described in clause (i).

Mr. Vento will not be entitled to any Severance Payment (as defined in the Vento Agreement) unless (i) Mr. Vento executes and delivers to the Company a general release of claims upon terms described in the Vento Agreement. The Company will deliver to Mr. Vento a copy of the release after the Company’s termination of Mr. Vento’s employment without Cause or Mr. Vento’s termination of Employment for Good Reason.

Mr. Vento agrees (i) during the term of his employment and until two years after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Vento may invest in securities of any public company so long as he does not beneficially own more than five percent (5%) of the class of public securities.  During the period of Mr. Vento’s employment and until three years after the termination of employment, Mr. Vento will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries.  Mr. Vento also agrees to restrictive covenants with respect to confidentiality and work product.

Russo Separation Agreement

On May 10, 2013, the Company entered into a Separation Agreement with Peter Russo (the “Separation Agreement”), pursuant to which he received a $750,000 severance payment. The Separation Agreement also contains other customary provisions and was subject to delivery of a general release by Mr. Russo that is not revoked within the periods set forth by applicable law.  Mr. Russo will continue to consult with the Company for up to 12 months to help with the transition of the new Chief Financial Officer pursuant to the terms of a consulting agreement, dated May 11, 2013 (the "Consulting Agreement"). The Consulting Agreement provides for monthly payments of $16,666.66 and is terminable by the Company upon written notice without further liability.  For the year ended December 31, 2013, the Company paid Mr. Russo a total of $177,314, which was higher than the base rate of $16,666.66 per month due to additional hours of consulting services that Mr. Russo provided.

Gordo Agreement

On May 8, 2013, the Company entered into an executive employment agreement with Jose Gordo, effective as of May 10, 2013 (the "Gordo Agreement"), relating to his service as Chief Financial Officer of the Company.

The term of employment is from May 10, 2013 through December 31, 2015. Pursuant to the Gordo Agreement, Mr. Gordo will receive an annual base salary in the amount of $325,000 subject to review each calendar year and possible increases in the sole discretion of the Board. Mr. Gordo also received a signing bonus of $325,000. For each fiscal year of employment during which the Company employs Mr. Gordo, Mr. Gordo shall be eligible to receive a bonus (the “Annual Bonus”) based on the Company meeting certain performance criteria. Mr. Gordo's target annual bonus will be $150,000, subject to review each calendar year and possible increase in the sole discretion of the Board (the “Target Annual Bonus”). The Annual Bonus will range from thirty-five percent (35%) to two hundred percent (200%) of the Target Annual Bonus.  The Annual Bonus formula and performance criteria for each fiscal year will be based: (i) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target revenue for the fiscal year; and (ii) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target EBITDA for the fiscal year.

Either Mr. Gordo or the Company may terminate Mr. Gordo's employment under the Gordo agreement for any reason upon not less than thirty (30) days prior written notice.

(i) Upon termination by the Company for cause or by Mr. Gordo without good reason, each as defined in the Gordo Agreement, Mr. Gordo will be entitled to termination payment equal to one (1) times the sum of (a) Mr. Gordo's annual base salary at the time of such termination and (b) Mr. Gordo's Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(ii) Upon termination of Mr. Gordo's employment by the resignation of Mr. Gordo for Good Reason or the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraph below, Mr. Gordo will be due no further compensation other than what is due and owing through the effective date of Mr. Gordo's resignation or termination (including any Annual Bonus that may be due and payable to Mr. Gordo);

(iii) If upon or within six months subsequent to a Change of Control, Mr. Gordo's employment is terminated by Mr. Gordo for Good Reason or by the Company without Cause, Mr. Gordo will be entitled to and paid a termination payment equal to three (3) times the sum of (a) Mr. Gordo's annual base salary at the time of such termination and (b) Mr. Gordo's Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(iv) If Mr. Gordo's employment is terminated by Mr. Gordo for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. Gordo will receive an additional payment equal to the difference between (i) the change of control termination payment described in clause (iii)  and (ii) any termination payment previously provided to Mr. Gordo as described in clause (i).

Mr. Gordo will not be entitled to any Severance Payment (as defined in the Gordo Agreement) unless (i) Mr. Gordo executes and delivers to the Company a general release of claims  upon terms described in the Gordo Agreement. The Company will deliver to Mr. Gordo a copy of the release after the Company’s termination of Mr. Gordo's employment without Cause or Mr. Gordo's termination of Employment for Good Reason.

Mr. Gordo agrees (i) during the term of his employment and until two years after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Gordo may invest in securities of any public company so long as he does not beneficially own more than five percent (5%) of the class of public securities.  During the period of Mr. Gordo's employment and until three years after the termination of employment, Mr. Gordo will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries.  Mr. Gordo also agrees to restrictive covenants with respect to confidentiality and work product.

McDonald Agreement

On December 13, 2013, the Company entered into an executive employment agreement with Timothy R. McDonald, effective as of December 13, 2013 (the "McDonald Agreement"), relating to his service as Chief Operating Officer of the Company.

The term of employment is from December 13, 2013 through December 31, 2016. Pursuant to the McDonald Agreement, Mr. McDonald will receive an annual base salary in the amount of $350,000 subject to review each calendar year and possible increases in the sole discretion of the Board. Mr. McDonald also received a signing bonus of $350,000. For each fiscal year of employment during which the Company employs Mr. McDonald, Mr. McDonald shall be eligible to receive a bonus (the “Annual Bonus”) based on the Company meeting certain performance criteria. Mr. McDonald's target annual bonus will be $150,000, subject to review each calendar year and possible increase in the sole discretion of the Board (the “Target Annual Bonus”). The Annual Bonus will range from thirty-five percent (35%) to two hundred percent (200%) of the Target Annual Bonus. The Annual Bonus formula and performance criteria for each fiscal year will be based: (i) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target revenue for the fiscal year; and (ii) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target EBITDA for the fiscal year.

Either Mr. McDonald or the Company may terminate Mr. McDonald's employment under the McDonald agreement for any reason upon not less than thirty (30) days prior written notice.

(i) Upon termination by the Company for cause or by Mr. McDonald without good reason, each as defined in the McDonald Agreement, Mr. McDonald will be entitled to termination payment equal to one (1) times the sum of (a) Mr. McDonald's annual base salary at the time of such termination and (b) Mr. McDonald's Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(ii) Upon termination of Mr. McDonald's employment by the resignation of Mr. McDonald for Good Reason or the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraph below, Mr. McDonald will be due no further compensation other than what is due and owing through the effective date of Mr. McDonald's resignation or termination (including any Annual Bonus that may be due and payable to Mr. McDonald);

(iii) If upon or within six months subsequent to a Change of Control, Mr. McDonald's employment is terminated by Mr. McDonald for Good Reason or by the Company without Cause, Mr. McDonald will be entitled to and paid a termination payment equal to three (3) times the sum of (a) Mr. McDonald's annual base salary at the time of such termination and (b) Mr. McDonald's Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(iv) If Mr. McDonald's employment is terminated by Mr. McDonald for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. McDonald will receive an additional payment equal to the difference between (i) the change of control termination payment described in clause (iii)  and (ii) any termination payment previously provided to Mr. McDonald as described in clause (i).

Mr. McDonald will not be entitled to any Severance Payment (as defined in the McDonald Agreement) unless (i) Mr. McDonald executes and delivers to the Company a general release of claims  upon terms described in the McDonald Agreement. The Company will deliver to Mr. McDonald a copy of the release after the Company’s termination of Mr. McDonald's employment without Cause or Mr. McDonald's termination of Employment for Good Reason.

Mr. McDonald agrees (i) during the term of his employment and until two years after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. McDonald may invest in securities of any public company so long as he does not beneficially own more than five percent (5%) of the class of public securities.  During the period of Mr. McDonald's employment and until three years after the termination of employment, Mr. McDonald will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries.  Mr. McDonald also agrees to restrictive covenants with respect to confidentiality and work product.

Except as described above, during the fiscal year ended December 31, 2013, none of our named executives had any contract, agreement, plan, or arrangement that provides payments as a result of termination of employment, change in responsibilities of such executive, or change of control of the Company.

Payments Under Change of Control

Under the individual employment agreements of our senior executives, upon a change of Control, each executive officer would be entitled to receive the following estimated payments.  These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our executives, which would only be known definitively at the time that they become eligible for payment and would only be payable if a change in control or termination, as applicable, would occur.  The table reflects the amount that could be payable to our senior executives, assuming that the change of control and, if applicable, termination of the senior executives employment , occurred at December 31, 2013.

Name	Severance Amount ($)(1)	Early Vesting of Stock Options ($)(2)	Early Vesting of Restricted Stock Units($)(2)	Total($)
Gerald Vento	3,000,000	-	637,316	3,637,316
Jose Gordo	1,425,000	-	952,681	2,377,681
Timothy McDonald	1,500,000	-	290,723	1,790,723

(1)
The severance amounts represent the maximum amounts payable under the senior executives’ change in control provisions of their employment agreements. These agreements provide that severance be paid at three times the total of annual base compensation and targeted cash incentive bonus amounts.

(2)
Based on the per share market price as of the end of our most recent fiscal year (December 31, 2013) of $11.91 per share. Based on the market price at the assumed measurement date, none of the executives’ options had any intrinsic value.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2013, our Compensation Committee consisted of Tal Yaron-Eldar, Richard Harris, and Yoseph Dauber.

During 2013, none of the members of our Compensation Committee was an employee or officer of the Company. Further, during 2013, no Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.

Director Compensation

The following table sets forth information with respect to compensation for the directors listed during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	All Other Compensation ($)	Total ($)
Richard Harris(1)	63,667	(4)	87,183	--	150,850
Donald A. Burns(2)	70,000		--	--	70,000
Yoseph Dauber(3)	70,000		--	--	70,000
Tal Yaron-Eldar(3)	80,000	(4)	--	--	80,000

(1)
Mr. Harris served on the Audit Committee and Compensation Committee beginning May 2013.  Additionally, on July 3, 2013, Mr. Harris was awarded 6,046 shares of restricted stock under the Company's 2013 Plan and 2013 Israeli Plan that had a fair value of $87,183 at the date of grant.

(2)	Mr. Burns served as Chairman of the Board beginning January 1, 2013. Mr. Burns served on the Audit Committee and Compensation Committee for all of fiscal year 2013.
(3)	Ms. Yaron-Eldar and Mr. Dauber served on the Audit Committee and Compensation Committee for all of fiscal year 2013.
(4)	Mr. Harris and Ms. Yaron-Eldar served on a special committee for two quarters during the year ended December 31 2013 and received $10,000 each for such services based on a fee of $20,000 per year.

The following table sets forth information with respect to outstanding vested and unvested director equity awards at December 31, 2013.

Name	Number of Restricted Stock Awards (vested / unvested)		Number of Stock Option Awards (vested / unvested)
Richard Harris	(— / 6,046	) (1)	( — / —)
Donald A. Burns	(— / —)		( — / —)
Yoseph Dauber	(6,666 / 3,334	) (2)	(2,000 / —)
Tal Yaron-Eldar	(6,666 / 3,334	) (2)	( — / —)

(1)	Mr. Harris received a grant of 6,046 ordinary shares, no par value, of the Company, in July 2013, which shares vest	annually and equally over three years.
(2)	Mr. Dauber and Ms. Yaron-Eldar each received a grant of 10,000 ordinary shares, no par value, of the Company, in	April 2011, which shares vest annually and equally over three years.

During fiscal year 2013, the Company’s non-employee directors receive the following compensation:

•
A fixed annual payment of $50,000 (to be paid quarterly) for service as a member of the Board, plus, if applicable, a fixed annual payment of $20,000 (to be paid quarterly) for service as a member of each committee of the Board on which the director serves (the Audit Committee and Compensation Committee are to be considered one committee for these purposes), except for the Nominations Committee; provided, however, that the Chairman receives no additional fee for service on a committee.

•
Reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board and/or any Board committee, including, for illustration purposes, business class flying tickets for overseas travels, suitable hotel accommodation, taxi and/or leased vehicles.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted, The Compensation Committee

Tal Yaron-Eldar
Yoseph Dauber
Richard Harris

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 12, 2014, the number of our ordinary shares, which constitute our only voting securities, beneficially owned by (i) all shareholders known to us to own more than five percent (5%) of our outstanding ordinary shares, and (ii) each of our directors, (iii) each of our named executive officers, and (iv) by all of our current executive officers and directors as a group as of March 12, 2014. The data presented is based on information provided to us by the holders or disclosed in public filings with the SEC. The percentage of outstanding ordinary shares is based on 18,154,906 ordinary shares outstanding (excluding shares held in treasury) as of March 12, 2014.  The number of outstanding shares includes 328,311 ordinary shares issuable pursuant to ordinary stock options.

Except where otherwise indicated, and except pursuant to community property laws, we believe, based on information furnished by such owners, that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. The shareholders listed below do not have any different voting rights from any of our other shareholders.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number (1)	Percent
BlackRock, Inc.(2)
40 East 52nd Street
New York, NY 10022	1,875,601	10.30%
Adam Street Partners, LLC (3)
One North Wacker Drive, Suite 2200
Chicago, IL 60606	1,976,861	10.90%
JPMorgan Chase & Co.(4)
270 Park Ave
New York, NY 10017	989,376	5.40%
Herbert C. Pohlmann Jr. (5)
1290 N. Ocean Blvd.
Palm Beach FL, 33480	1,250,000	6.90%

Jose Gordo(6)	94,595	*
Dr. Yuen Wah Sing	290,576	1.60%
Gerald Vento(7)	404,583	2.20%
Donald A. Burns	393,394	2.20%
Yoseph Dauber (8)	31,452	*
Tal Yaron-Eldar	6,667	*
Richard Harris	2,015	*
Timothy R. McDonald	0	*

Officers and directors as a group (8 persons)	1,223,282	6.70%
____________________________
*	Represents less than 1% of the outstanding ordinary shares.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting power with respect to ordinary shares. Unless otherwise indicated below, to our knowledge, all persons included in this table have sole voting and dispositive power with respect to their ordinary shares, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes shares issuable upon settlement of restricted ordinary shares held by the respective person or group that will vest within 60 days of the date hereof and pursuant to ordinary share options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the date hereof, which we refer to as presently exercisable ordinary share options.

(2)	Information based on the Schedule 13G Amendment filed with the SEC on January 10, 2014 by BlackRock, Inc.
(3)	Information based on the Schedule 13G Amendment filed with the SEC on February 13, 2014 by Adams Street Partners, LLC.
(4)	Information based on the Schedule 13G filed with the SEC on February 4, 2014 by JPMorgan Chase & Co.
(5)	Information based on the Schedule 13D Amendment filed with the SEC on April 24, 2012 by Herbert Pohlmann.
(6)	Includes 85,384 ordinary shares issuable pursuant to ordinary share options.
(7)	Includes 240,927 ordinary shares issuable pursuant to ordinary share options.
(8)	Includes 2,000 ordinary shares issuable pursuant to ordinary share options.

REPORT OF THE AUDIT COMMITTEE

In the course of its oversight of the Company’s financial reporting process, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2013;

•
discussed with our independent registered public accounting firm matters required to be discussed by AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	discussed with BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) the firm’s independence; and

•	considered whether the provision of non-audit services by BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) is compatible with maintaining independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

By the Audit Committee,
Yoseph Dauber Tal Yaron-Eldar Richard Harris

PROPOSAL 3
APPROVAL OF THE RESTRICTED SHARE GRANT TO
MR. DONALD BURNS AND MR. RICHARD HARRIS

The Companies Law requires that the terms of remuneration of directors of a public company be approved by the shareholders of the company.

In connection with their service to the Company, management and the Compensation Committee has recommended and the Board of Directors has approved a grant of 7,000 restricted ordinary share units to Mr. Donald Burns and Mr. Richard Harris, independent directors who are not external directors under the Companies Law.  If approved, the restricted shares will vest annually and evenly over the next three years and that in the event of: (A) (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all of the capital stock of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another company; or (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation, and (B) as a result of such transaction the directors are required to cease to serve as directors of the Company, then all unvested shares on the closing date of such transaction shall automatically accelerate.  The grant date for purposes of vesting of the restricted ordinary share units shall be the date of approval, April 23, 2014.

 It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that, the restricted share grant of 7,000 of the Company’s Ordinary Shares, no par value, to Mr. Donald Burns and Mr. Richard Harris under the Company’s 2013 Stock Incentive Plan upon the terms presented to the Company’s shareholders is hereby approved and authorized.”

The Board and Compensation Committee recommend a vote “FOR” Proposal 3.

The affirmative vote of the holders of a simple majority of the shares present and voted in the Meeting in person or by proxy is required to approve this Proposal.

PROPOSAL 4
APPROVAL OF THE RESTRICTED SHARE GRANT TO
MS. TAL YARON-ELDAR AND MR. YOSEPH DAUBER

The Companies Law requires that the terms of remuneration of directors of a public company be approved by the shareholders of the company.

In connection with their service to the Company, management and the Compensation Committee has recommended and the Board of Directors has approved a grant of 7,000 restricted ordinary share units to Ms. Tal Yaron-Eldar and Mr. Yoseph Dauber, the Company’s external directors under the Companies Law.  If approved, the restricted shares will vest annually and evenly over the next three years and that in the event of: (A) (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all of the capital stock of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another company; or (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation, and (B) as a result of such transaction the directors are required to cease to serve as directors of the Company, then all unvested shares on the closing date of such transaction shall automatically accelerate.  The grant date for purposes of vesting of the restricted ordinary share units shall be the date of approval, April 23, 2014.

 It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that, the restricted share grant of 7,000 of the Company’s Ordinary Shares, no par value, to Ms. Tal Yaron-Eldar and Mr. Yoseph Dauber under the Company’s 2013 Israeli Stock Incentive Plan upon the terms presented to the Company’s shareholders is hereby approved and authorized.”

The Board and Compensation Committee recommend a vote “FOR” Proposal 4.

The affirmative vote of the holders of a simple majority of the votes cast in person or by proxy at the Meeting is required to approval this resolution, provided that one of the following is satisfied:  (i) the majority of the shares voted at the Meeting in favor of the proposal, excluding abstentions, include at least a majority of the votes of shareholders who are not controlling shareholders and have no personal interest in the  proposal (excluding personal interest not due to a relationship with the controlling shareholder) or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the proposal does not exceed two percent of the aggregate voting rights in the Company.

PROPOSAL 5
APPROVAL OF THE GRANT OF OPTIONS AND CASH COMPENSATION TO
DR. YUEN WAH SING IN CONNECTION WITH HIS SERVICE AS CHIEF
EXECUTIVE OFFICER OF TIGERJET NETWORK, INC.

The Companies Law requires that the terms of remuneration of directors of a public company be approved by the shareholders of the company. Dr. Yuen Wah Sing has served as a director of the Company since July 2010.  Dr. Yuen Wah Sing served as the President of Tiger Jet Network, Inc. our wholly owned subsidiary since June 2008.

In connection with his service as President of Tiger Jet Network, Inc. and for his service as a Director, the Compensation Committee has recommended and the Board of Driectors has approved an increase of his annual base salary to $250,000 and a grant of options to purchase 100,000 of the Company's ordinary shares, subject to the approval of the shareholders.  If approved by the shareholders, the increase in annual base salary will be effective as of February 11, 2014, and the grant of options will be made on April 23, 2014, at an exercise price equal to the fair market value of the Company's common stock on the date of grant.  The options are to vest annually  1/3 on the  first, second and third anniversary date of the grant and that in the event of: (A) (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all of eh capital stock of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another company; or (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation, and (B) as a result of such transaction the directors are required to cease to serve as directors of the Company, then all unvested shares on the closing date of such transaction shall automatically accelerate.  The options expire on the earlier of: (i) immediately on termination for cause; (ii) six months after termination of service for any reason other than cause, or (iii) five years after grant date. The options will be granted under the Company's 2013 Stock Incentive Plan. The proposed increase to Dr. Yuen Wah Sing's annual base salary and the proposed option grant are in accordance with the Company's Compensation Policy that was approved at the Company's 2013 Annual General Meeting of Shareholders.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that, the increase of Dr. Yuen Wah Sing's annual base salary to $250,000 and the proposed grant to Dr. Yuen Wah Sing of options to purchase 100,000 of the Company’s Ordinary Shares, no par value, upon the terms presented to the Company’s shareholders is hereby approved and authorized.”

The Board and the Compensation Committee recommend a vote “FOR” the increase in annual base salary and the proposed grant of options to Dr. Yuen Wah Sing.

The affirmative vote of the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting on this matter is necessary to approve the foregoing resolution.

PROPOSAL 6

APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2013 STOCK INCENTIVE
PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES SUBJECT TO
AWARDS AND AMEND THE TERM OF OPTIONS GRANTED UNDER THE PLAN

General

On July 3, 2013, our shareholders approved the 2013 Stock Incentive Plan (the "2013 Plan") that had been approved by our Board of Directors, subject to shareholder approval, (the "2013 Plan").  The 2013 Plan provided that a maximum of 2,250,000 ordinary shares would be available for awards under the 2013 Plan less any ordinary shares issued pursuant to the 2013 Israeli Plan (discussed below).  If our shareholders approve the proposed option grant to Dr. Yuen Wah Sing pursuant to Proposal 5 and the proposed restricted share grants to the Company’s independent directors pursuant to Proposals 3 and 4, we will have only 164,180 ordinary shares available to be granted for awards under the 2013 Plan and the 2013 Israeli Plan.  As a result, our Board of Directors on March 12, 2014, approved an amendment to the 2013 Plan (the "Amended 2013 Plan") to increase the shares available to be granted under the 2013 Plan by an additional 1,350,000 ordinary shares, with a maximum limit of 800,000 of such additional 1,350,000 shares available for issuance as new restricted stock awards, less any ordinary shares issued pursuant to the 2013 Israeli Plan and to modify the term of future options granted under the 2013 Plan so that no option may be exercised more than five years after the date of grant. If such increase is approved, a maximum number of 3,600,000 ordinary shares will be available to be granted under the Amended 2013 Plan, of which a maximum of 964,180 shares will be available for restricted stock awards. Our Board of Directors believes that the approval of the Amended 2013 Plan is in the best interests of the Company so that the Company may continue to attract new employees as well as properly incentivize existing employees with equity compensation.   If our shareholders do not approve the Amended 2013 Plan, the 2013 Plan will continue in effect, in the absence of further action by the Board.

If approved, the Amended 2013 Plan will go into effect for periods commencing on and after April 23, 2014.

Description of the 2013 Plan

The following is a summary of the material features of the Amended 2013 Plan, as proposed.  The summary is qualified in its entirety by reference to the full text of the Amended 2013 Plan, a copy of which is attached as Appendix B and is also available at no charge upon request to the Company.  Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the Amended 2013 Plan.

Eligibility

The Amended 2013 Plan authorizes the grant of Options (including Incentive Stock Options and Nonqualified Stock Options), Restricted Stock, Restricted Stock Units, Performance Awards, Dividends and Dividend Equivalents and Other Stock-Based Awards, or any combination of the foregoing to all persons who are at the time of the grant of an award Employees (including persons who may become Employees), members of the Board or the board of directors of an Affiliate, or consultants or independent contractors to the Company or of any Affiliate, as may be selected from time to time.  As of the date hereof, 54 Employees (including officers) and 4 members of the Board are eligible to receive grants under the Amended 2013 Plan. The number of consultants or independent contractors to the Company eligible to receive grants under the Amended 2013 Plan is not determinable.

Administration

The Amended 2013 Plan may be administered by the Compensation Committee or by such other committee or subcommittee appointed by the Board or an authorized Committee of the Board (all of which will hereinafter be referred to as the “Administrator”). The Amended 2013 Plan is currently administered by the Board. The Administrator has all the powers vested in it by the terms of the Amended 2013 Plan, including the authority to determine eligibility and the terms of Awards, and otherwise administer the Amended 2013 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant.  The Administrator may delegate its authority to the extent it deems desirable and is consistent with the requirements of applicable law.

Shares Available For The Plan

If the shareholders approve the Amended 2013 Plan, a maximum of 3,600,000 shares will be available for Awards (including Incentive Stock Options), with a maximum limit of 964,180 new restricted stock awards, less any Shares issued pursuant to the Amended 2013 Israeli Plan (discussed below).

If an Option expires or terminates unexercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards (except for Shares withheld to pay the Exercise Price of an Option or withholding taxes) under the Amended 2013 Plan. The number of Shares subject to the Amended 2013 Plan (and the number of Shares and terms of any Award) shall be adjusted by the Administrator in the event of any change in the outstanding Ordinary Shares by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, merger, consolidation, liquidation, and the like.

A maximum of 2,000,000 Shares may be awarded to an individual during any calendar year period (whether settled in Shares or the cash equivalent thereof).

Options

The Amended 2013 Plan authorizes the grant of Incentive Stock Options and Nonqualified Stock Options.  Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”).  Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code.  Options granted under the Amended 2013 Plan would entitle the grantee, upon exercise, to purchase a specified number of Ordinary Shares from the Company at a specified exercise price per share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than [five] years after the date of grant.  All options granted under the Amended 2013 Plan must have an exercise price at least equal to the Fair Market Value of stock underlying the option on the date of grant. Additionally, no Incentive Stock Option may be granted under the Amended 2013 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the Date of Grant, and the term of the option does not exceed five years from the Date of Grant.

Other Awards

In addition to Options, the Amended 2013 Plan authorizes the grant of Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards.

The Amended 2013 Plan authorizes the grant of Restricted Stock Awards and Other Stock-Based Awards on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

In addition, the Amended 2013 Plan authorizes the grant of Restricted Stock Units in the form of Awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An Award of Restricted Stock Units may be settled in cash, Shares, or a combination thereof, as specified in the agreement.

The Amended 2013 Plan also authorizes the grant of Performance Awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance Awards may be paid in cash, Shares, or a combination thereof, as specified in the agreement.  The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2,000,000.  The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.

The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify (including without limitation, terms that condition the issuance of grant, vesting or payment of dividends or dividend equivalents upon the achievement of one or more specified Performance Goals), to receive dividend payments or dividend equivalent payments with respect to Shares covered by an Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

Performance Goals

In its discretion, the Administrator may condition the grant, vesting or payment of Awards on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on earnings, earnings growth, sales, revenues, expenses (including plant costs and sales and general administrative expenses), return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance goals may be particular to a Participant, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Administrator.

Transferability

Except as otherwise determined by the Administrator, Awards granted under the Amended 2013 Plan are not transferable except to the extent provided in an agreement.

Amendment and Termination

The Board of Directors may amend, alter or terminate the Amended 2013 Plan, or any portion thereof, at any time.  However, after the shareholders of the Company have approved the Plan, the Board may not amend or terminate the Plan without approval of (a) the Company’s shareholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Ordinary Shares are listed or quoted, if any, requires shareholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

No award may be granted under the Amended 2013 Plan after the close of business on April 2, 2023.   Subject to other applicable provisions of the Plan, all awards made under the Amended 2013 Plan prior to the termination of the Amended 2013 Plan will remain in effect until those Awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Considerations

General

The following discussion briefly summarizes certain federal income tax aspects of Stock Options, Restricted Stock Awards, Restricted Stock Units, and Performance Awards granted under the Amended 2013 Plan.  The rules governing the tax treatment of Awards and the receipt of ordinary shares and/or cash in connection with such Awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Incentive Stock Options

In general, a grantee will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax.  Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a nonqualified stock option, as described below.

Nonqualified Stock Options, Restricted Stock Units, Performance Awards and Other Stock-Based Awards

A grantee generally is not required to recognize income on the grant of a Nonqualified Stock Option, Restricted Stock Units, a Performance Award or an Other Stock-Based Award.  Generally, ordinary income is instead, required to be recognized on the date the Nonqualified Stock Option is exercised, or in the case of an award of Restricted Stock Units, a Performance Award or an Other Stock-Based Award, on the date of payment of such Award in cash or Ordinary Shares.  In general, the amount of ordinary income required to be recognized, (a) in the case of a Nonqualified Stock Option, is an amount equal to the excess, if any, of the Fair Market Value of the Ordinary Shares on the exercise date over the exercise price, and (b) in the case of an Award of Restricted Stock Units, a Performance Award or an Other Stock-Based Award, the amount of any cash and the Fair Market Value of any Ordinary Shares received.

Restricted Stock Awards

Unless a grantee of Ordinary Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock.  Instead, on the date the Ordinary Shares vest (i.e. become transferable or are no longer subject to a substantial risk of forfeiture), the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Ordinary Shares on such date over the amount, if any, paid for such Ordinary Shares.  If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Ordinary Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Ordinary Shares on the date of award over the amount, if any, paid for such Ordinary Shares.  In such case, the grantee will not be required to recognize additional ordinary income when the Ordinary Shares vest.

Gain or Loss On Sale or Exchange of Amended 2013 Plan Shares

In general, gain or loss from the sale or exchange of Ordinary Shares granted or awarded under the Amended 2013 Plan will be treated as capital gain or loss, if the Ordinary Shares are held as capital assets at the time of the sale or exchange.  However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Ordinary Shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility By Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option.  However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized.  In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Stock Award, Restricted Stock, Restricted Stock Unit, a Performance Award, or an Other Stock-Based Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments

Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments.  If the Administrator, in its discretion, grants Awards, the exercise date, vesting or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date, vesting or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year.  The Amended 2013 Plan has been designed to allow the Administrator to make Awards under the Amended 2013 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans

Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.”  Failure to comply with, or qualify for an exemption from, the rules with respect to an Award could result in significant adverse tax results to the grantee of such Award, including immediate taxation upon vesting and an additional income tax of 20 percent of the amount of income so recognized.  The Amended 2013 Plan is intended to allow the granting of Awards which are intended to comply with or qualify for an exemption from Section 409A of the Code.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2013, there were 1,285,207 outstanding ordinary share options outstanding with a weighted average exercise price of $14.95 under our equity compensation plans, as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options, ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	1,274,607	15.04	784,680
Equity compensation plans not approved by security holders (2)	10,600	4.14	---

(1)	Consists of the 2003 Master Stock Plan, as amended and approved by the shareholders on December 17, 2010, the 2013 Stock Incentive Plan and the 2013 Israeli Stock Incentive Plan.
(2)	Consists of the 2003 Master Stock Plan prior to its amendments on December 17, 2010.

On December 17, 2010, the Company’s shareholders approved at an annual general meeting of shareholders amendments to the 2003 Master Stock Plan (the “2003 Plan”) to allow grants of ordinary shares and restricted shares and allow an increase of the number of ordinary shares underlying the Company’s 2003 Plan by 400,000 ordinary shares every second year, starting in 2010 (each such increase to be effected immediately following the annual general meeting of the Company’s shareholders in every second year).

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the terms of the magicJack VocalTec Ltd. Amended 2013 Stock Incentive Plan, as presented to the Company’s shareholders, are hereby approved and authorized.”

The Board recommends a vote “FOR” Proposal 6.

The affirmative vote of the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting on this matter is necessary to approve this resolution.

PROPOSAL 7

APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2013 ISRAELI STOCK
INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES
SUBJECT TO AWARDS AND AMEND THE TERM OF OPTIONS GRANTED UNDER
THE PLAN

General

On July 3, 2013, our shareholders approved the 2013 Israeli Stock Incentive Plan that had been approved by our Board of Directors, subject to shareholder approval (the "2013 Israeli Plan").  The 2013 Israeli Plan provided that a maximum of 2,250,000 ordinary shares would be available for awards under the 2013 Israeli Plan less any ordinary shares issued pursuant to the 2013 Plan (discussed above). If our shareholders approve the proposed option grant to Dr. Yuen Wah Sing pursuant to Proposal 5 and the proposed restricted share grants to the Company’s independent directors pursuant to Proposals 3 and 4, we will have only 164,180 ordinary shares available to be granted for awards under the 2013 Plan and the 2013 Israeli Plan.  As a result, our Board of Directors on March 12, 2014, approved an amendment to the 2013 Plan (the "Amended 2013 Plan") to increase the shares available to be granted under the 2013 Plan  by an additional 1,350,000 ordinary shares, with a maximum limit of 800,000 of such additional shares available for issuance as new restricted stock awards, less any ordinary shares issued pursuant to the 2013 Israeli Plan and to modify the term of future options granted under the 2013 Plan so that no option may be exercised more than five years after the date of grant.  If such increase is approved, a maximum number of 3,600,000 ordinary shares will be available to be granted under the Amended 2013 Plan, of which a maximum of 964,180 shares will be available for restricted stock awards. Our Board of Directors believes that the approval of the Amended 2013 Israeli Plan is in the best interests of the Company so that the Company may continue to attract new employees as well as properly incentivize existing employees with equity compensation.  If our shareholders do not approve the Amended 2013 Israeli Plan, the 2013 Israeli Plan will continue in effect, in the absence of further action by the Board.

If approved, the Amended 2013 Israeli Plan will go into effect for periods commencing on and after April 23, 2014.

Description of the Amended 2013 Israeli Plan

The following is a summary of the material features of the Amended 2013 Israeli Plan, as proposed.  The summary is qualified in its entirety by reference to the full text of the Amended 2013 Israeli Plan, a copy of which is attached as Appendix C and is also available at no charge upon request to the Company.  Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the Amended 2013 Israeli Plan.

Eligibility

The Amended 2013 Israeli  Plan authorizes the grant of Options  Restricted Stock, Restricted Stock Units, Performance Awards, Dividends and Dividend Equivalents and Other Stock-Based Awards, or any combination of the foregoing to all persons who are at the time of the grant of an award Employees (including persons who may become Employees) and members of the Board of the Company or an Affiliate, or non-employee agents, consultants or independent contractors of the Company or of any Affiliate, as may be selected from time to time.  As of the date hereof, 6 Employees (including officers) and 2 members of the Board are eligible to receive grants under the Amended 2013 Israeli Plan. The number of consultants or independent contractors to the Company eligible to receive grants under the Amended 2013 Israeli Plan is not determinable.

Administration

The Amended 2013 Israeli Plan is administered by the Compensation Committee or by such other committee appointed by the Board (all of which will hereinafter be referred to as the “Administrator”).  The Administrator has all the powers vested in it by the terms of the Amended 2013 Israeli Plan, including the authority to determine eligibility and the terms of Awards, and otherwise administer the Amended 2013 Israeli Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant.  The Administrator may delegate its authority to the extent it deems desirable and is consistent with the requirements of applicable law.

Shares Available For The Plan

If the shareholders approve the Amended 2013 Israeli Plan, a maximum of 3,600,000 shares will be available for Awards (including Incentive Stock Options), with a maximum limit of 964,180 new restricted stock awards, less any Shares issued pursuant to the Amended 2013 Plan (discussed above).

If an Option expires or terminates unexercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards (except for Shares withheld to pay the Exercise Price of an Option or taxes) under the Amended 2013 Israeli Plan. The number of Shares subject to the Amended 2013 Israeli Plan (and the number of Shares and terms of any Award) shall be adjusted by the Administrator in the event of any change in the outstanding Ordinary Shares by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, merger, consolidation, liquidation, and the like.

Options

Options granted under the Amended 2013 Israeli Plan would entitle the grantee, upon exercise, to purchase a specified number of Ordinary Shares from the Company at a specified exercise price per share.  The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than [five] years after the date of grant.

Other Awards

In addition to Options, the Amended 2013 Israeli Plan authorizes the grant of Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards.

The Amended 2013 Israeli Plan authorizes the grant of Restricted Stock Awards on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

In addition, the Amended 2013 Israeli Plan authorizes the grant of Restricted Stock Units in the form of Awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An Award of Restricted Stock Units may be settled in cash, Shares, or a combination thereof, as specified in the agreement.

The Amended 2013 Israeli Plan also authorizes the grant of Performance Awards, which become payable upon attainment of one or more Performance Goals established by the Administrator.  Performance Awards may be paid in cash, Shares, or a combination thereof, as specified in the agreement.  The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.

The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify (including without limitation, terms that condition the issuance of grant, vesting or payment of dividends or dividend equivalents upon the achievement of one or more specified Performance Goals), to receive dividend payments or dividend equivalent payments with respect to Shares covered by an Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee and subject to the terms of the Amended 2013 Israeli Plan.

Performance Goals

In its discretion, the Administrator may condition the grant, vesting or payment of Awards on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on earnings, earnings growth, sales, revenues, expenses (including plant costs and sales and general administrative expenses), return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance goals may be particular to a Participant, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Administrator.

Transferability

Except as otherwise determined by the Administrator, Awards granted under the Amended 2013 Israeli Plan are not transferable except to the extent provided in an agreement.

Amendment and Termination

The Board of Directors may amend, alter or terminate the Amended 2013 Israeli Plan, or any portion thereof, at any time.  However, after the shareholders of the Company have approved the Amended 2013 Israeli Plan, the Board may not amend or terminate the Amended 2013 Israeli Plan without approval of (a) the Company’s shareholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Ordinary Shares are listed or quoted, if any, requires shareholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

No award may be granted under the Amended 2013 Israeli Plan after the close of business on April 2, 2023.  Subject to other applicable provisions of the Amended 2013 Israeli Plan, all awards made under the Amended 2013 Israeli Plan prior to the termination of the Amended 2013 Israeli Plan will remain in effect until those Awards have been satisfied or terminated.

Summary of Certain Israeli Income Tax Considerations

General

The following discussion briefly summarizes certain Israeli income tax aspects of Stock Options, Restricted Stock Awards, Restricted Stock Units, and Performance Awards granted under the Amended 2013 Israeli Plan to persons residing in the State of Israel and/or on account of services performed in Israel. The rules governing the tax treatment of Awards and the receipt of ordinary shares and/or cash in connection with such Awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.

Stock Options/Restricted Stock Units and Stock Based Performance Awards under Section 102 of the Israeli Tax Ordinance

In general, employees and directors (who are not controlling shareholders) can be granted awards (Stock Options, Restricted Stock, Restricted Stock Units, and certain Stock Based Performance Awards) (the “Awards”) under Section 102 of the Israeli Income Tax Ordinance (“Section 102” and the “Ordinance”). “Control” and “controlling shareholder” under  Section 102 is a person that (i) holds 10% or more of the capital shares of a company or voting rights (or the right to acquire any of the above), or (ii) holds the right to receive 10% or more of the company’s profits, or (iii) has the right to appoint a director.

The common track for granting Awards to employees in the high-tech industry under Section 102 is a capital gains track with a trustee (the “Capital Gains Track”) under which the Awards are issued to a trustee nominated solely for this purpose (the “Section 102 Trustee”) to be held in trust (or only under his supervision, if a ruling is obtained) on behalf of the holder of the Awards for a minimum period of 24 months commencing on the date on which the Awards were deposited with the Section 102 Trustee (the “Holding Period”).

The Award holder will not be required to pay any tax at the time of the grant or exercise of the Awards. Only the sale or disposition of the Awards or the underlying shares from the Section 102 Trustee triggers a taxable event. Upon sale or disposition of the Awards or underlying shares from the Section 102 Trustee, the proceeds received by the Award holder (less exercise price (if any) and other expenses incurred by the employee for such sale) will be subject to tax.

If the Awards were held in trust by the Section 102 Trustee until the end of the Holding Period, the income upon sale or disposition of the Awards from the Section 102 Trustee will be considered as capital gains and the Award holder will be subject to tax on such capital gains at a rate of 25% in 2013. No social payments such as national insurance (the Israeli equivalent of social security) or health tax will be due on the amount of capital gains.

However, if the company is a public company or is listed for trading on any stock exchange within a period of 90 days from the date of grant, any difference between the exercise price of the Awards (if any) and the average closing price of the company’s shares at the 30 trading days preceding the grant date (when the company is listed on a stock exchange) or 30 trading days following the listing of the company, as applicable (the “Immediate Benefit”), will be taxed as “earned income” at the Awards holder’s marginal tax rate (the top marginal rate in the tax year 2013 is 50%). In addition, national insurance tax and health tax will be imposed on such Immediate Benefit.

If the Awards or the underlying shares are sold or removed from the Section 102 Trustee before the lapse of the Holding Period, the income generated or deemed as generated by the Awards holder will be taxed upon the date of such breach as ‘earned income’ at the Awards holder’s marginal tax rate (instead of the capital gains tax rate of 25%). In addition, national insurance tax and health tax shall be imposed on such income.

Restricted Stock Units and certain Performance Awards may be entitled to the benefits of the Capital Gains Track under certain circumstances to the extent that a tax ruling will be obtained from the Israeli Tax Authority.

A Non-Trustee Track

Employees and directors (who are not controlling shareholders) may be granted Awards under a track without a trustee (the “Non-Trustee Track”). This tax track does not require that a Section 102 Trustee hold the Awards and accordingly there is no Holding Period.

The tax event is triggered upon the sale of granted Awards by the employee (unless the Awards are registered for trade). Resulting income is classified as ‘earned income’ and is taxed at the employee’s marginal tax rate (up to 50% in 2013). In addition, national insurance tax and health tax will be imposed on such income.

To the extent that an employee is issued shares (whether registered for trade or not), the employee will be required to recognize ordinary income on the date of issuance of the shares equal to the excess, if any, of the fair market value of such shares on such date over the amount, if any, paid for such shares. Israeli national insurance tax and health tax will be imposed on such income (see above).

The gain derived by the employee upon the sale of the underlying shares is taxed as capital gains (generally at the rate of 25%).

Non Statutory Options

Section 3(i) of the Ordinance (“Section 3(i)”) applies to options granted by a company to its employees and directors who are controlling shareholders or to non-employee persons who render services to the Company (i.e. consultants, advisors, independent contractors, among other things). This section applies only to options and not to the issuance of shares to such persons.

Section 3(i) imposes tax on the income deemed attributed to the optionee in respect of the granted options. The tax event is triggered upon the exercise of the option into shares (whether or not such shares are sold) and the taxable income is calculated as the difference between the fair market value of the shares upon exercise and the exercise price of the options. The difference is taxed as “earned income” in accordance with the optionee’s marginal tax rate (up to 50% in 2013). In addition, Israeli national insurance and health tax will be imposed on such income. The gain derived by the grantee upon the sale of the underlying shares will be subject to tax as capital gains (generally 25%). ‘Material shareholders’ will be subject to tax at a rate of 30%).  A “material shareholder” is a person who holds, directly or indirectly, alone or together with another, 10% or more of any of the company’s “means of control” (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director)) at the time of sale or at any time during the preceding 12-month period.

Deductibility by Company

The Company generally is not allowed a deduction in connection with the grant, vesting or exercise, as the case may be, of Awards under the Capital Gains Track, except for the amount of the Immediate Benefit, provided that certain terms and conditions are met.  The Company will not be allowed a deduction in connection with the grant or exercise of stock options under the Non-Trustee Track and/or Section 3(i).

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the terms of the magicJack VocalTec Ltd. Amended 2013 Israeli Stock Incentive Plan, as presented to the Company’s shareholders, are hereby approved and authorized.”

The Board recommends a vote “FOR” Proposal 7.

The affirmative vote of the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting on this matter is necessary to approve this resolution.

PROPOSAL 8

APPROVAL OF THE PURCHASE OF OFFICERS AND DIRECTORS LIABILITY
INSURANCE COVERAGE

The Companies Law requires that insurance coverage for officers and directors must be approved first by the Compensation Committee in light of the Company's Compensation Policy, and then by the Board, and, with respect to directors and the chief executive officer, subsequently by the Company's shareholders.

Following approval of the Compensation Committee and Board with respect to the directors and officers of the Company, it is proposed to approve and ratify an initial directors and officers liability insurance policy ("Initial D&O Policy") for the period from July 16, 2014 through July 15, 2015 with coverage in the aggregate amount of $25 million, an aggregate premium of approximately $450,000 and a deductible to the Company in the amount of $500,000 for a corporate indemnification claim on a securities and $250,000 for a corporate indemnification claim other than a securities claim (the directors and officers do not bear the deductible sum), with respect to the directors and the chief executive officer. It is also proposed to approve the purchase by the Company of renewals of the Initial D&O Policy or the acquisition of other officers and directors liability insurance polic(ies) following expiration of the Initial D&O Policy from the same or a different insurance company, for a period of up to five (5) years from the beginning of the term of the Initial D&O Policy (the “Future D&O Policies”), subject to the following conditions: (i) the determination by the Compensation Committee and Board of Directors that there will be no substantive changes between the Initial D&O Policy and the Future D&O Policies; a change to the scope of coverage under the Future D&O Policies will not be deemed to be substantive so long as the premium paid by the Company for such Future D&O Policies will be as described in section (ii) below; (ii) the premium paid for the Future D&O Policies will not increase by more than the greater of (A) 25% over the cost of the premium paid for the insurance policy of the previous year; or (B) 25% over the cost of the premium paid for the Initial D&O Policy; and (iii) that such policy is in accordance with the Company's Compensation Policy. The approval of the shareholders of this proposed resolution at the Meeting will extend to any renewal or substitution of the Initial D&O Policy, from time to time, within the foregoing limitations. The approval of the Initial D&O Policy and Future D&O Policies will apply to directors and the chief executive officer of the Company who served, serve and will serve in such capacities for the Company and its subsidiaries from time to time.

 It is proposed that at the Meeting the following resolution be adopted:

“RESOLVED, to approve and ratify the purchase of a directors’ and officers' liability insurance policy for the period from July 16, 2013 through July 15, 2014 on the terms described above, and upon the expiration of the Initial D&O Policy to approve in advance the renewal or purchase of new directors’ and officers' liability insurance from the same or a different insurance company, for a period of up to five (5) years commencing on the beginning of the Initial D&O Policy, subject to the conditions described above, which will apply to directors and the chief executive officer who served, serve or will serve in such capacity for the Company and its subsidiaries from the time to time.”

The Board and Compensation Committee recommend a vote “FOR” Proposal 8.

The affirmative vote of the holders of a simple majority of the votes cast in person or by proxy at the Meeting is required to approve this resolution, provided that one of the following is satisfied: (i) the majority of the shares voted at the Meeting in favor of the proposal, excluding abstentions, include at least a majority of the votes of shareholders who are not controlling shareholders and have no personal interest in the  proposal or (ii) the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the proposal does not exceed two percent of the aggregate voting rights in the Company.

PROPOSAL 9

REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board has approved the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public accountants (collectively referred to as "BDO") for the year ending December 31, 2014, as well as the authorization of the Company’s Board, subject to the approval by the Audit Committee, to fix the remuneration of the accountants in accordance with the volume and nature of their services.  The Board has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Meeting.  Representatives of BDO USA, LLP and BDO Zif Haft, Certified Public Accountants (Isr) are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Under Israeli law, shareholder approval is required to reappoint BDO USA, LLP and BDO Zif Haft, Certified Public Accountants (Isr) as our independent registered public accountants.

Independent Auditor Fees and Services

Our Audit Committee is responsible for the oversight of our independent accountants’ work. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our accountants. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Additional services may be pre-approved by the Audit Committee on an individual basis. Our Audit Committee pre-approved all audit and non-audit services provided by our independent accountants during 2012 and 2013 and the fees paid for such services.  The following table sets forth fees for professional services provided by BDO, the Company’s current independent registered public accountant, for the audit of the Company’s consolidated financial statements for fiscal years 2013 and 2012, and fees billed for audit-related and other services (in thousands):

	2013	2012
Audit fees (1)	$785	$817
Audit-related fees (2)	--	--
Tax fees (3)	152	104
All other fees (4)	--	--
Total fees	$937	$921

(1)
Represents aggregate fees for professional services provided in connection with the audit of our annual consolidated financial statements and internal control over financial statements, reviews of our quarterly financial statements and audit services provided in connection with the filings of Form 8-K, Form S-3, and other statutory or regulatory filings. Audit Fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.

(2)	No audit-related fees were provided by BDO.
(3)	Represents aggregate fees for professional services provided in connection with tax compliance, tax planning and tax advice.
(4)	No other fees outside the scope of items (1) through (3) above were provided by BDO.

The Board recommends a vote “FOR” Proposal 9.

The affirmative vote of the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting on this matter is necessary to approve this proposal.

Section  16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our last fiscal year, Mr. Harris and Mr. Gordo each filed one late report required by Section 16(a) during the most recent fiscal year.

Other Business

The Company’s management is not aware of any other business to be transacted at the Meeting.  However, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure actions by a quorum and to avoid the expense of additional solicitation.  If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the ordinary shares represented thereby will be voted as indicated therein.  If no specification is made, the proxy will be voted in favor of each of the proposals described in this proxy statement.

Where to Find More Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, accompanies this proxy statement.

You may read any reports, statements or other information that the Company files with or furnishes to the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street NE
Washington, D.C. 20549

These SEC filings and submissions are also available to the public from commercial document retrieval services and at the Internet at http://www.sec.gov. and http://vocaltec.com.

Appendix A - STATEMENT OF A CANDIDATE TO SERVE AS A DIRECTOR

Date: ___________, 2014

To: magicJack VocalTec Ltd. (the “Company”)

Re: Declaration of a Nominee as a Director in a Public Company in Accordance with the Companies Law, 5759-1999 (“the Law”)

The undersigned hereby declares to magicJack VocalTec Ltd. (the “Company”), effective as of ______________, as follows:

I am making this statement as required under Section 224B of the Israeli Companies Law, 1999. Such provision requires that I make the statements set forth below prior to, and as a condition to, the submission of my election as a director of the Company to the approval of the Company’s shareholders.

I possess the necessary qualifications and have the ability to dedicate the appropriate time for the purpose of performing my service as a director in the Company.

My qualifications were presented to the Company. In addition, attached hereto is my resume, which includes a description of my academic degrees, as well as previous experience relevant for the evaluation of my suitability to serve as a director.

I am not restricted from serving as a director of the Company under any items set forth in Sections 2261-2272 Israeli Companies Law, 1999.

I am aware that pursuant to Section 241 of the Israeli Companies Law, 1999 this statement shall be presented at the meeting of the Company’s shareholders in which my election shall be considered, shall be kept in the Company’s registered office and shall be available for review by any person.

IN WITNESS WHEREOF, the undersigned have signed this statement as of the date set forth above.

Signature:
Name:

1As of the date hereof, Section 226 of the Israeli Companies Law, 1999 provides that a candidate shall not be appointed as a director of a public company if he/she has been convicted by a final judgment of one or more offences specified below, unless five years have elapsed from the date the convicting judgment was granted or if the court has ruled, at the time of the conviction or thereafter, that he/she is not prevented from serving as a director of a public company:

(1) offenses under Sections 290-297 (bribery), 392 (theft by an officer), 415 (obtaining a benefit by fraud), 418 (forgery), 422-428 (fraudulent solicitation, false registration in the records of a legal entity, manager and employee offences in respect of a legal entity, concealment of information and misleading publication by a senior officer of a legal entity, fraud and breach of trust in a legal entity, fraudulent concealment, blackmail using force, blackmail using threats) of the Israel Penal Law 5737-1997; and offences under sections 52C, 52D (use of inside information), 53(a) (offering shares to the public other than by way of a prospectus, publication of a misleading detail in the prospectus or in the legal opinion attached thereto, failure to comply with the duty to submit immediate and period reports) and 54 (fraud in securities) of the Israel Securities Law 5728-1968;

(2) conviction by a court outside of the State of Israel of an offence of bribery, fraud, offences of directors/managers in a corporate body or exploiting inside information;

(3) conviction of any other offence that the court has ruled that due to its nature, severity or its circumstances the candidate is not fit to serve as a director of a public company.

2 As of the date hereof, Section 227 of the Israeli Companies Law, 1999 provides that a candidate shall not be appointed as a director of a company if he/she is a minor, legally incompetent, was declared bankrupt and not discharged, and with respect to a corporate body – in case of its voluntary dissolution or if a court order for its dissolution was granted.